Exhibit 10.4

Execution Version

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of June 10, 2015

among

SANDRIDGE ENERGY, INC.
as the Borrower,

ROYAL BANK OF CANADA,
as Administrative Agent, a Swing Line Lender

and

an L/C Issuer,

and

The Other Lenders Party Hereto

CAPITAL ONE, NATIONAL ASSOCIATION, CITIZENS BANK, N.A.,

NATIXIS, NEW YORK BRANCH, SUNTRUST BANK and

UBS SECURITIES LLC,
Documentation Agents

RBC CAPITAL MARKETS(1),

BARCLAYS BANK PLC

and

MORGAN STANLEY SENIOR FUNDING, INC.,
Joint Lead Arrangers and Joint Book Managers

(1)  RBC Capital Markets is the global brand name of the corporate and investment banking business of Royal Bank of Canada and its affiliates.

i

Section 10.19	Amendment and Restatement	108

Schedules and Exhibits

Schedule 1.01A	Existing Swap Obligations
Schedule 1.01B	Existing Treasury Management Services Agreements
Schedule 2.01	Commitments and Applicable Percentages
Schedule 2.01S	Swing Line Commitments
Schedule 5.03	Governmental Authorizations
Schedule 5.06	Litigation
Schedule 5.09	Environmental Matters
Schedule 5.13	Subsidiaries, Other Equity Investments and Loan Party Information
Schedule 5.22	Sale of Production
Schedule 7.01	Existing Liens
Schedule 7.02(n)	Existing Investments
Schedule 7.03	Existing Indebtedness
Schedule 10.02	Administrative Agent’s Office; Certain Addresses for Notices

Exhibit A	Form of Committed Loan Notice
Exhibit B	Form of Swing Line Loan Notice
Exhibit C	Form of Prepayment Notice
Exhibit D	Form of Note
Exhibit E	Form of Compliance Certificate
Exhibit F	Form of Assignment and Assumption
Exhibit G	Form of Opinion of Counsel to the Loan Parties
Exhibit H	Form of Opinion of General Counsel of the Borrower

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of June 10, 2015 among SANDRIDGE ENERGY, INC., a Delaware corporation (the “Borrower”), each LENDER from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and ROYAL BANK OF CANADA., as Administrative Agent, a Swing Line Lender and an L/C Issuer.

PRELIMINARY STATEMENTS:

The Borrower has requested that the Lenders amend and restate the Existing Credit Agreement, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

Section 1.01     Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“6% Convertible Preferred Stock” means the Borrower’s 6% Convertible Perpetual Preferred Stock issued on December 21, 2009, par value $0.001 per share, liquidation preference of $100 per share and with the terms set forth in the Certificate of Designation of the 6% Convertible Perpetual Preferred Stock.

“7% Convertible Preferred Stock” means the Borrower’s 7% Convertible Perpetual Preferred Stock issued on November 10, 2010, par value $0.001 per share, liquidation preference of $100 per share and with the terms set forth in the Certificate of Designation of the 7% Convertible Perpetual Preferred Stock.

“8.5% Convertible Preferred Stock” means the Borrower’s 8.5% Convertible Perpetual Preferred Stock issued on January 21, 2009, par value $0.001 per share, liquidation preference of $100 per share and with the terms set forth in the Certificate of Designation of the 8.5% Convertible Perpetual Preferred Stock.

“Administrative Agent” means Royal Bank of Canada in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent Fee Letter” means that certain Administrative Agent Fee Letter, dated as of May 19, 2015, among the Administrative Agent and the Borrower.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as the same may be further amended from time to time.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time.  If the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, at any date, the applicable percentage per annum set forth below, based upon the Borrowing Base Utilization Ratio at such date:

		Applicable Margin
Level	Borrowing Base Utilization Ratio	Base Rate	Eurodollar Rate + Letters of Credit	Commitment Fee
1	> 90%	1.750%	2.750%	0.500%
2	> 75% and < 90%	1.500%	2.500%	0.500%
3	> 50% and < 75%	1.250%	2.250%	0.500%
4	> 25% and < 50%	1.000%	2.000%	0.500%
5	< 25%	0.750%	1.750%	0.500%

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means each of RBC Capital Markets(2), Barclays Bank PLC and Morgan Stanley Senior Funding, Inc., in its capacity as a joint lead arranger and joint book manager in respect of this Agreement.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.

(2)  RBC Capital Markets is the global brand name of the corporate and investment banking business of Royal Bank of Canada and its affiliates

“Attributed Value” means, with respect to any Engineered Oil and Gas Property, the portion of the Borrowing Base attributed by the Administrative Agent to such Engineered Oil and Gas Property for purposes of the most recent determination of the Borrowing Base, based upon the discounted present value of the estimated net cash flow to be realized from the production of Hydrocarbons from such Engineered Oil and Gas Property.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2014, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Auto-Reinstatement Letter of Credit” has the meaning specified in Section 2.03(b)(iv).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.07 and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.

“Available Amount” means, at any time (the “Reference Date”), the sum of (without duplication):

(a)                                 $25,000,000; plus

(b)                                 an amount (which amount shall not be less than zero) equal to 50% of cumulative Consolidated Net Income (or minus 100% of cumulative Consolidated Net Income, if a loss) for the Available Amount Reference Period; plus

(c)                                  the amount of any capital contributions made in cash after the Closing Date or Net Cash Proceeds from the issuance of Equity Interests (other than Disqualified Stock) of the Borrower or any Restricted Subsidiary after the Closing Date (or issuances after the Closing Date of debt securities that have been converted into or exchanged for Qualified Stock) received by or contributed to the Borrower (or any direct or indirect parent thereof and contributed by such parent to the Borrower) during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus

(d) an amount equal to any returns (including dividends, distributions, returns of principal, repayments and similar amounts) actually received in cash or Cash Equivalents, and any Net Cash Proceeds of any sales or other dispositions actually received, by the Borrower or any of its Subsidiaries in respect of any Investments made after the Closing Date pursuant to Section 7.02(q); provided that such amount may not exceed the original Investment made using the Available Amount pursuant to Section 7.02(q); minus

(e)                                  the aggregate amount of Investments made pursuant to Section 7.02(q), Restricted Payments made pursuant to Section 7.06(h) and payments in respect of Restricted Debt made pursuant to clause (iv) of Section 7.15(a), all during the period commencing on the Closing Date and ending on the Reference Date (but excluding the intended usage of the Available Amount on such Reference Date by the particular Investment or Restricted Payment).

“Available Amount Conditions” shall be satisfied, with respect to any transaction at any time, if (a) no Default or Event of Default shall have occurred and be continuing or shall result from the applicable transaction; (b) (i) the Borrower and its Restricted Subsidiaries shall be in compliance with each of the provisions of Section 7.11 and (ii) without limitation of the preceding clause (i), the Consolidated First Lien Leverage Ratio shall be no greater than 2.0:1.0; in each case determined on a pro forma basis as of the end of the most recent fiscal quarter for which the Consolidated First Lien Leverage Ratio has been tested but giving effect to any Loans or other Indebtedness incurred, prepaid or repaid after such date and the pro forma incurrence of any proposed Borrowing of Loans (and the use of proceeds thereof); and (c) after giving effect to such transaction, the Available Borrowing Base shall not be less than 10.0% of the Facility Limit.

“Available Amount Reference Period” means, with respect to any Reference Date, the period (taken as one accounting period) commencing with, and including, the fiscal quarter ending June 30, 2015 and ending on the last day of the most recent fiscal quarter or fiscal year, as applicable, for which financial statements required to be delivered pursuant to Section 6.01(a) or Section 6.01(b), and the related Compliance Certificate required to be delivered pursuant to Section 6.02(a), have been received by the Administrative Agent.

“Available Borrowing Base” means, at any time of determination, the remainder of (a) the Facility Limit minus (b) the Total Outstandings.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate plus 1/2 of 1%, (ii) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (iii) the Eurodollar Rate for such day plus 1% per annum.  The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Borrowing Base” means, on any date, either the amount provided for in Section 2.05(a) or the amount determined in accordance with the provisions of Section 2.05(b), as the same may be reduced from time to time pursuant to Section 7.03(l).

“Borrowing Base Cap” means an amount equal to 65% of the discounted future net revenue before state or federal income taxes from Proved Reserves of the Borrower and its Restricted Subsidiaries calculated using Modified ACNTA Prices (after giving effect to commodity derivatives contracts in effect as of the date of determination) but otherwise calculated in accordance with SEC guidelines, as estimated in the most recent Engineering Report after giving effect to exploration and production activities, acquisitions, dispositions and production since the date of such Engineering Report in the same manner as would be given in calculating Modified ACNTA.

“Borrowing Base Deficiency” means, as of any date, the amount, if any, by which the Total Outstandings on such date exceeds the Borrowing Base in effect on such date.

“Borrowing Base Utilization Ratio” means at any time the ratio (expressed as a percentage) determined by taking the Total Outstandings and dividing by the Borrowing Base.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Oklahoma City, Oklahoma and the State of New York, and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Cash Collateral” has the meaning specified in Section 2.03(g).

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Restricted Subsidiaries free and clear of all Liens (other than Liens permitted under Section 7.01):

(a)                                 readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b)                                 time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (A) is a Lender or (B)(i) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 90 days from the date of acquisition thereof;

(c)                                  commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and

(d)                                 Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Restricted Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating assigned at that time from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Engineered Oil and Gas Property of the Borrower or any of its Restricted Subsidiaries having a fair market value in excess of $1,000,000.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 35% of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)                                 during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.  Notwithstanding anything else to the contrary, “Collateral” shall not include any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Mortgage. As used herein, “Flood Insurance Regulations” shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to the Security Agreement or Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” has the meaning specified in Section 2.01.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Consolidated” refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person’s Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

“Consolidated Current Assets” means, for any period, the aggregate amount of all assets of Borrower and its Consolidated Restricted Subsidiaries which would be properly classified as current assets in accordance with GAAP plus any Available Borrowing Base, but excluding any unrealized assets resulting from compliance with the Financial Accounting Standards Board’s Statement 133 concerning mark-to-market requirements on hedging transactions.

“Consolidated Current Liabilities” means, for any period, the aggregate amount of all liabilities of Borrower and its Consolidated Restricted Subsidiaries which would be properly classified as current liabilities in accordance with GAAP, but excluding current maturities under this Agreement and any unrealized liabilities resulting from compliance with the Financial Accounting Standards Board’s Statement 133 concerning mark-to-market requirements on hedging transactions.

“Consolidated Current Ratio” means, as of any date of determination, the ratio of (a) Consolidated Current Assets as of such date to (b) Consolidated Current Liabilities as of such date.

“Consolidated EBITDA” means for any period, the Consolidated Net Income of Borrower for such period; plus each of the following (without duplication) determined for Borrower and its Consolidated Restricted Subsidiaries on a Consolidated basis for such period: (a) any provision for (or less any benefit from) income or franchise taxes included in determining Consolidated Net Income; (b) any interest expense, premium payments, debt discount and financing fees and expenses of the Borrower or its Restricted Subsidiaries deducted in determining Consolidated Net Income; (c) any depreciation, depletion or amortization expense deducted in determining Consolidated Net Income; (d) any non-cash loss on change in fair value of derivative instruments deducted in determining Consolidated Net Income; (e) any other non-cash charge, expense or loss deducted in determining Consolidated Net Income; and (f) one-time cash expenses and restructuring, severance, termination and other one-time costs, expenses or charges (whether cash or non-cash) incurred in connection with the acquisition or disposition of any entity or line of business permitted hereunder, the closure or consolidation of facilities, the termination or modification of contracts or any benefit or employee plans, or the institution of cost savings initiatives or other business optimization or restructuring programs; and minus each of the following (without duplication) determined for Borrower and its Consolidated Restricted Subsidiaries on a Consolidated basis for such period, to the extent included in determining such Consolidated Net Income for such period: (a) any non-cash gain on change in fair value of derivative instruments included in determining Consolidated Net Income; (b) any interest income included in determining Consolidated Net Income; and (c) any other non-cash income or gains included in determining Consolidated Net Income; provided however, that in determining Consolidated Net Income for the purposes of this definition for any period in which Borrower or any of its Consolidated Restricted Subsidiaries has acquired or acquires additional Consolidated Restricted Subsidiaries (whether by purchase, merger or otherwise) or has acquired or disposed of or acquires or disposes of producing Oil and Gas Properties, (1) the Consolidated Net Income of such acquired Consolidated Restricted Subsidiaries shall be included in such calculation on a pro forma basis as if they had been owned by Borrower and its Consolidated Restricted Subsidiaries throughout such period, (2) the revenues attributable to the oil and gas production from such acquired Oil and Gas Properties during such period, less the direct operating expenses and severance and ad valorem taxes incurred with respect to such properties during such period, shall be included in such calculation on a pro forma basis as if they had been owned by Borrower and its Consolidated Restricted Subsidiaries throughout such period and (3) the revenues attributable to the oil and gas production from producing Oil and Gas Properties disposed of during such period, less the direct operating expenses and severance and ad valorem taxes incurred with respect to such properties during such period, shall be deducted in such calculation on a pro forma basis as if they had not been owned by Borrower and its Consolidated Restricted Subsidiaries throughout such period.  Pro forma adjustments made in connection with Subsidiaries or Oil and Gas Properties acquired or disposed of shall be consistent with Article 11 of Regulation S-X and certified by the Borrower’s chief financial officer.

“Consolidated First Lien Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Outstandings as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended on or prior to such date.

“Consolidated Net Income” means, for any period, the net income (or loss) of Borrower and its Consolidated Restricted Subsidiaries for such period determined in accordance with GAAP, provided that the following shall be excluded in calculating Consolidated Net Income and Consolidated EBITDA: (i) any extraordinary items of gain or loss, (ii) any gain or loss from the sale of assets other than in the ordinary course of business, (iii) any non-cash income, gains, losses or charges resulting from the requirements of SFAS 133 or 143 and (iv) the net income (or loss) of any Royalty Trust, any master limited partnership or any person accounted for on the equity method, except to the extent of cash distributions received by the Borrower or a Consolidated Restricted Subsidiary for such period.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of (i) the Committed Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within two (2) Business Days of the date required to be funded by it hereunder unless such failure has been cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding, provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender or (d) any Lender (i) that has failed, within three Business Days after written request by an L/C Issuer, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund under Section 2.01; provided that any such Lender shall cease to be a Defaulting Lender under this clause (d)(i) upon receipt of such confirmation by the applicable L/C Issuer or (ii) that has (or is controlled by an entity that has) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of the creditors or similar Persons charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Determination Date” has the meaning specified in Section 2.05(b).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction but excluding all events described in the definition of “Casualty Event” regardless of the value thereof) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.  The issuance of Equity Interests by any Restricted Subsidiary to any Person other than the Borrower or a wholly-owned Restricted Subsidiary shall be deemed a Disposition by the Borrower of its direct or indirect Equity Interest in such Restricted Subsidiary to the extent of the resulting dilution.

“Disqualified Stock” means any capital stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than a change in control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the latest final maturity of the Loans, except to the extent that such capital stock is redeemable with, or solely exchangeable for, any capital stock of such Person that is not Disqualified Stock.

“Dollar” and “$” mean lawful money of the United States.

“Electrical Assets” means (i) assets used primarily for the transmission and delivery of electricity, including electrical substations, power lines and other electrical infrastructure assets, and (ii) Equity Interests of any Person that has no substantial assets other than assets referred to in clause (i).

“Election Notice” has the meaning specified in Section 2.05(c).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v), (vi) and (vii) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Engineered Oil and Gas Property” means any Oil and Gas Property listed in the most recent Engineering Report other than any Oil and Gas Property (i) to which no value has been attributed by the Administrative Agent in the most recent determination of the Borrowing Base or (ii) that has been

Disposed of as part of or in connection with any Disposition to a Person other than a Loan Party that is permitted hereunder or under any other Loan Document.

“Engineering Report” means the Initial Engineering Report and each engineering report delivered pursuant to Section 2.05 or Section 6.01.  To the extent that two or more engineering firms prepare reports as of the same date for portions of the properties required to be reported on, such reports will collectively constitute a single “Engineering Report” for the purposes hereof.

“Environmental Laws” means any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.  For the avoidance of doubt, debt instruments that are convertible into Equity Interests shall not be deemed to be Equity Interests until they are so converted.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Rate” means:

(a)                                 for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the ICE Benchmark Administration Limited LIBOR rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or, if such Reuters screen page is not available, such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)                                 for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day.

Notwithstanding the foregoing, (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and (ii) if the Eurodollar Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation in respect of a Swap Contract if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations, and agreed by the Administrative Agent.  If a Swap Obligation arises under a master agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of October 22, 2014, among the Borrower, each lender party thereto from time to time and Bank of America, N.A., as administrative agent, Swing Line Lender and L/C Issuer, as amended.

“Existing Notes” has the meaning set forth in the definition of Principal Debt Obligations.

“Facility Limit” means, at any time, the lesser of (a) $1,000,000,000 and (b) the Borrowing Base.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any intergovernmental agreements entered into by the United States that implement or modify the foregoing (together with the portions of any law implementing such intergovernmental agreements.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Flood Insurance Regulations” has the meaning set forth in the definition of Collateral.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swing Line Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swing Line Loans made by such Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 10.06(h).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, (i) SandRidge Holdings, Inc., SandRidge Exploration and Production, LLC, SandRidge Gathering LLC, SandRidge Midstream Inc., SandRidge Operating Company, Integra Energy, L.L.C. and Lariat, and (ii) each Person which becomes a Guarantor after the Closing Date pursuant to Section 6.12.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Transaction” means any commodity, interest rate, currency or other swap, option, collar, futures contract or other contract pursuant to which a Person hedges risks related to commodity prices, interest rates, currency exchange rates, securities prices or financial market conditions.  Hedge Transactions expressly include Oil and Gas Hedge Transactions.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Hydrocarbons” means oil, gas, casinghead gas, drip gasolines, natural gasoline, condensate, distillate and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith, and all products, by-products and all other substances derived therefrom or the processing thereof, and all other minerals and substances, including, but not limited to, sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium and any and all other minerals, ores or substances of value, and the products and proceeds therefrom, including, without limitation, all gas resulting from the in situ combustion of coal or lignite.

“Immaterial Subsidiary” means any Subsidiary of the Borrower with less than $5,000,000 in total assets on a Consolidated basis.

“Immaterial Title Deficiencies” means, with respect to specified Proved Reserves, defects or clouds on title, discrepancies in reported net revenue and working interest ownership percentages, inaccuracies of representations and warranties in Sections 5.21 and 5.22 that are qualified by reference to this term, and other Liens, defects, discrepancies and similar matters which do not, in the aggregate, reduce the PV9 Pricing of all Proved Reserves of the Borrower by more than four percent (4%) of PV9 Pricing of all such Proved Reserves.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                                 all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(b)                                 all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)                                  net obligations of such Person under any Swap Contract;

(d)                                 all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 90 days after the date on which such trade account payable was created);

(e)                                  indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)                                   capital leases and Synthetic Lease Obligations;

(g)                                  the mandatory redemption price of all Disqualified Stock of such Person; and

(h)                                 all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. The amount of any non-recourse Indebtedness described in clause (e) of this definition shall, for the purposes of this Agreement,  be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property or asset encumbered, as determined by such Person in good faith.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Initial Engineering Report” means the engineering report concerning Oil and Gas Properties of Loan Parties dated as of December 31, 2014 prepared by Netherland, Sewell & Associates and Cawley, Gillespie and Associates, Inc.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice, or such other period that is twelve months or less requested by the Borrower and commercially available to all the Lenders; provided that:

(i)                                     any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)                                  any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)                               no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.

For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Borrower (or any Restricted Subsidiary) or in favor the applicable L/C Issuer and relating to such Letter of Credit.

“Junior Lien Debt” means Indebtedness (i) of the Borrower and the Guarantors secured solely by the Collateral on a junior lien basis on the terms and conditions set forth in (and with a Junior Lien Representative at all times party to) a Junior Lien Intercreditor Agreement and not secured by any property or assets of the Borrower or any of its Subsidiaries other than the Collateral (on such junior basis), and (ii) as to which a representative of the holders of such Indebtedness, acting on behalf of such holders, shall have become party to the Junior Lien Intercreditor Agreement as a Junior Lien Representative, and shall include the Senior Secured Notes.

“Junior Lien Financing Documentation” means any documentation governing any Junior Lien Debt including, without limitation, any Junior Lien Intercreditor Agreement.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent, the Majority Lenders and the Borrower, among the Borrower, the Guarantors and the Administrative Agent, as a representative of the Secured Parties, and one or more collateral agents or representatives for the holders of the relevant Junior Lien Debt (for any issuance, the “Junior Lien Representative”).

“Junior Lien Representative” has the meaning set forth in the definition of Junior Lien Intercreditor Agreement.

“Lariat” means Lariat Services, Inc., a Texas corporation and a wholly-owned Subsidiary of the Borrower.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means (a) Royal Bank of Canada and (b) any other Lender satisfactory to the Borrower and the Administrative Agent that may agree to issue Letters of Credit hereunder pursuant to an instrument in form reasonably satisfactory to such L/C Issuer and the Borrower, in the case of each of (a) and (b), in their respective capacities as issuers of Letters of Credit hereunder, or any successor issuers of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lenders.

“Lender Counterparty” means any counterparty under a (i) Swap Contract that (A) was a Lender (or an Affiliate of a Lender), at the time such Swap Contract was entered into and (B) solely with respect to the Swap Contracts listed on Schedule 1.01A, the institution named in such Schedule and/or (ii) Treasury Management Services Agreement that was (x) a Lender (or an Affiliate of a Lender) at the time such Treasury Management Services Agreement was entered into and (y) solely with respect to the Treasury Management Services Agreement listed on Schedule 1.01B, the institution named in such Schedule.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.  In the event of any inconsistency between the provisions of any Letter of Credit Application and the provisions of this Agreement, the provisions of this Agreement shall prevail.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to $100,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article 2 in the form of a Committed Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, the Guaranty and the Collateral Documents.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Majority Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities or condition (financial or otherwise) of the Borrower and its Restricted Subsidiaries taken as a whole; (b) a material impairment of (i) the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents or (ii) the ability of the Loan Parties to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Loan Parties of the Loan Documents.

“Maturity Date” means the earliest of (a) March 2, 2020, (b) 91 days prior to the earliest date of (i) any mandatory offer to repurchase the Existing Notes in full or (ii) maturity under the Existing Notes and (c) 91 days prior to the earliest date of (i) any mandatory offer to repurchase the Senior Secured Notes in full or (ii) maturity under the Senior Secured Notes; provided that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning set forth in Section 10.09.

“Modified ACNTA” has the meaning assigned such term in the Senior Secured Indenture as in effect on the date hereof, and any component definition used therein has the meaning set forth in the Senior Secured Indenture as of the date hereof.

“Modified ACNTA Prices” has the meaning assigned such term in the Senior Secured Indenture as in effect on the date hereof, and any component definition used therein has the meaning set forth in the Senior Secured Indenture as of the date hereof.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means any of the mortgages and deeds of trust heretofore delivered pursuant to the Existing Credit Agreement or hereafter delivered pursuant to Section 4.03, Section 6.12 or Section 6.14 hereof.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a)                                 with respect to any Disposition by the Borrower or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by the Borrower or such Restricted Subsidiary in connection with such transaction, (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith and (D) the Swap Termination Value, if any, associated with such transaction; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds if such aggregate amount exceeds $1,000,000;

(b)                                 with respect to the incurrence or issuance of any Indebtedness by the Borrower or any of its Restricted Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by the Borrower or such Restricted Subsidiary in connection therewith; and

(c)                                  with respect to the termination of any Hedge Transaction by the Borrower or any of its Restricted Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the sum of (A) the reasonable and customary out-of-pocket expenses incurred by the Borrower or such Restricted Subsidiary in connection with such transaction and (B) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (B) exceeds the amount of taxes actually required to be paid in cash in respect of such termination, the aggregate amount of such excess shall constitute Net Cash Proceeds if such aggregate amount exceeds $1,000,000.

“Non-Defaulting Lender” means each Lender that is not, at such time, a Defaulting Lender.

“Non-Extension Notice Date” has the meaning set forth in Section 2.03(b)(iii).

“Non-Reinstatement Deadline” has the meaning set forth in Section 2.03(b)(iv).

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit D.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit or any Swap Contract or Treasury Management Services Agreement with a Lender Counterparty, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Restricted Subsidiary thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the term “Obligations” shall not, with respect to any Guarantor, include any Excluded Swap Obligation with respect to such Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Oil and Gas Business” means the business of acquiring, exploring, or developing and operating Oil and Gas Properties and the production, marketing, processing and transporting of Hydrocarbons therefrom, and providing services to the oil and gas upstream and midstream segments.

“Oil and Gas Hedge Transaction” means a Hedge Transaction pursuant to which any Person hedges the price to be received by it for future production of Hydrocarbons.

“Oil and Gas Properties” means all oil, gas and/or mineral leases, oil, gas or mineral properties, mineral servitudes and/or mineral rights of any kind (including, without limitation, mineral fee interests, lease interests, farmout interests, overriding royalty and royalty interests, net profits interests, oil payment interests, production payment interests and other types of mineral interests), and all oil and gas gathering, treating, storage, processing, monitoring and handling assets and all other assets directly related thereto.

“Oklahoma Properties” means (a) the office buildings located at (i) 120 Robert S. Kerr Avenue, Oklahoma City, OK 73102, (ii) 123 Robert S. Kerr Avenue, Oklahoma City, OK 73102 and (iii) 324 N. Robinson Avenue, Oklahoma City, OK 73102, (b) the Broadway-Kerr Parking Garage located at the northeast corner of the intersection of Broadway Avenue and Robert S. Kerr Avenue in downtown Oklahoma City and (c) the three surface parking lots located on Broadway Avenue in downtown Oklahoma City.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount by which such L/C Obligations exceed the Cash Collateral held by the Administrative Agent on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Patriot Act” has the meaning specified in Section 5.25.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Debt Restrictions” means, an instrument or instruments governing indebtedness which imposes limitations on or requirements with respect to Indebtedness, Restricted Payments or Liens of the type described in Section 7.09 that are substantially the same as or less restrictive than the corresponding limitations or requirements, if any, with respect to such matters contained in any of the Principal Debt Obligations.

“Permitted Encumbrances” has the meaning specified in the Mortgages.

“Permitted Refinancing” means, in respect of any Indebtedness otherwise permitted hereunder (the “Refinanced Indebtedness”), any refinancing, refunding, renewal or extension (any of the foregoing, a “Refinancing”, and any such new Indebtedness, “Refinancing Indebtedness”) of such Refinanced Indebtedness; provided that (i) the amount of such Refinanced Indebtedness is not increased at the time of such Refinancing except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such Refinancing, (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) (except that any of the Existing Notes may be refinanced or refunded with Junior Lien Debt) and subordination (if any), and other material terms taken as a whole, of any such Refinancing Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable taken as a whole in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Refinanced Indebtedness and the interest rate applicable to the Refinancing Indebtedness does not exceed the then applicable market interest rate, (iii) no Default would result from such Refinancing after giving effect thereto and (iv) such Refinancing Indebtedness does not mature and requires no scheduled amortization prior to the 91st day following the Maturity Date.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Pledged Equity” has the meaning specified in the Security Agreement.

“Principal Debt Obligations” means all existing long-term debt issued by the Borrower including the (i) 8.75% Senior Notes due 2020, (ii) 7.5% Senior Notes due 2021, (iii) 8.125% Senior Notes due 2022, (iv) 7.5% Senior Notes due 2023 (the senior notes referred to in clauses (i) through (iv), collectively, the “Existing Notes”) and (v) any Junior Lien Debt.

“Proceeding” has the meaning specified in Section 10.04(b).

“Proved Reserves” means, collectively, proved developed nonproducing reserves, proved developed producing reserves and proved undeveloped reserves.

“PV9 Pricing” means the net present value, discounted at 9% per annum, of the future net revenues expected to accrue to the Borrower’s and its Restricted Subsidiaries’ collective interests in Proved Reserves expected to be produced from Oil and Gas Properties during the remaining expected economic lives of such reserves made in accordance with the then existing standards of the Society of Petroleum Engineers (with appropriate adjustments made for hedging operations) as follows:

(a)                                 for anticipated sales of oil and gas that are fixed in a firm fixed price sales contract with an investment grade counterparty or a counterparty guaranteed, or for whom a letter of credit has been issued, by an investment grade party (or another counterparty approved by Administrative Agent), the fixed price or prices provided for in such sales contract during the term thereof; and

(b)                                 for anticipated sales of oil and gas, if such sales are not under a sales contract that is described in paragraph (a) above, for the date of calculation (or, if such date is not a Business Day, for the first Business Day thereafter), the prices provided in the most recent price deck provided to the Borrower by the Administrative Agent, adjusted in each case for historical location and quality differentials during the twelve months preceding such date of determination.

“Qualified Stock” means Equity Interests which are not Disqualified Stock.

“Reference Date” has the meaning specified in the definition of “Available Amount”.

“Refinancing Indebtedness” has the meaning set forth in the definition of Permitted Refinancing.

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having at least 66-2/3% of the Aggregate Commitment or, if the commitment of each Lender to make Loans and the obligation of the

L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate at least 66-2/3% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article 2, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer of employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Debt” has the meaning set forth in Section 7.15.

“Restricted Debt Documentation” means any documentation governing any Restricted Debt (including, in the case of Junior Lien Debt, Junior Lien Financing Documentation).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof).  For the avoidance of doubt, any payment of interest (including payment-in-kind interest) made in respect of any Indebtedness convertible into Equity Interests of the Borrower permitted hereunder shall not constitute a Restricted Payment.

“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Royalty Trust” means a statutory or business trust, the trustee of which is a financial institution not affiliated with the Borrower, to which the Borrower or one or more of its Restricted Subsidiaries conveys, or intends to convey, royalty interests, net profits interests, or other similar mineral interests in the production of hydrocarbons from properties to which no value was attributed in the then most recent determination of the Borrowing Base, in exchange for units of beneficial interests in the trust and all or part of the cash proceeds of an underwritten public offering or a similar offering under Rule 144A of the trust’s units.  For the avoidance of doubt, SandRidge Mississippian Trust I, SandRidge Mississippian Trust II and SandRidge Permian Trust shall each constitute a Royalty Trust.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sanctions” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“Scheduled Determination” has the meaning specified in Section 2.05(b)(i).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Lender Counterparties, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Securities Laws” means the Securities Act of 1933 and regulations thereunder, the Securities Exchange Act of 1934 and regulations thereunder, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Security Agreement” means, collectively, the pledge and security agreements heretofore delivered pursuant to the Existing Credit Agreement and assigned to the Administrative Agent for the benefit of the Secured Parties or hereafter delivered pursuant to Section 6.12 or Section 6.14 hereof.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Secured Indenture” means the Indenture, dated as of June 10, 2015, among the Borrower, the Guarantors (as defined therein) and the Trustee (as defined therein), pursuant to which the Senior Secured Notes are issued.

“Senior Secured Notes” means the 8.75% Senior Secured Notes due 2020 issued pursuant to the Senior Secured Indenture.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.06(h).

“Special Determination” has the meaning specified in Section 2.05(b)(ii).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Notwithstanding the foregoing, neither (i) any Royalty Trust nor (ii) any future venture contemplated by Section 7.02(h) shall be considered to be a “Subsidiary” of the Borrower or any of its Restricted Subsidiaries for purposes of any Loan Document, except that any of the foregoing entities may be consolidated with the Borrower or any Subsidiary for purposes of such Person’s financial statements.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap Contract.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line” means the revolving credit facility made available by the Swing Line Lenders pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Commitment” means, as to any Lender, the amount set forth opposite such Lender’s name on Schedule 2.01S or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Swing Line Lender” means (a) Royal Bank of Canada, in its capacity as provider of Swing Line Loans, and (b) any other Lender satisfactory to the Borrower and the Administrative Agent that may agree to make Swing Line Loans hereunder, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Swing Line Lenders (including any form on an electronic platform or electronic transmission system as shall be approved by the Swing Line Lenders), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Aggregate Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means $25,000,000.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction” means, collectively, the entering into and funding of the senior credit facility under this Agreement, and all related transactions and the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Treasury Management Services Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit, debit or purchasing card, electronic funds transfer and other cash management arrangements to the Borrower or any Subsidiary; provided that the term “Treasury Management Services Agreement” shall not, with respect to any Guarantor, include any Excluded Swap Obligation with respect to such Guarantor.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (1) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided, that the Borrower shall only be permitted to so designate a Subsidiary as an Unrestricted Subsidiary so long as (a) no Default or Borrowing Base Deficiency has occurred and is continuing or would result therefrom, (b) immediately after giving effect to such designation, the Borrower shall be in compliance on a pro forma basis with the financial covenants set forth in Section 7.11, (c) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Borrower or any of its Restricted Subsidiaries) through Investments as permitted by, and in compliance with, Section 7.02, (d) for purposes of clause (c) such designation shall be deemed an Investment in an amount equal to the net book value of the total investment of the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary, and (e) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying compliance with the requirements of preceding clauses (a) through (d), and containing the calculations and information required by the preceding clause (b), and (2) any Subsidiary of an Unrestricted Subsidiary.  The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that (i) no Default has occurred and is continuing or would result therefrom, (ii) immediately after giving effect to such Subsidiary Redesignation, the Borrower shall be in compliance on a pro forma basis with the financial covenants set forth in Section 7.11 and (iii) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying compliance with the requirements of preceding clauses (i) and (ii), and containing the calculations and information required by the preceding clause (ii).

Section 1.02                             Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                                  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03                             Accounting Terms.

(a)                                 Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)                                 Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.04                             Petroleum Terms.  As used herein, the terms “proved reserves,” “proved developed reserves,” “proved developed producing reserves,” “proved developed nonproducing reserves,” and “proved undeveloped reserves” have the meaning given such terms from time to time and at the time in question by the Society of Petroleum Engineers of the American Institute of Mining Engineers.

Section 1.05                             Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.06                             Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07                             Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.08                             Available Amount Transactions.  If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Available Amount immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously, i.e., each transaction must be permitted under the Available Amount as so calculated.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01                             Committed Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans denominated in Dollars (each such loan, a “Committed Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing and the application by the Administrative Agent of the proceeds thereof, (i) the Total Outstandings shall not exceed the Facility Limit, (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed the lesser of such Lender’s (A) Commitment and (B) Applicable Percentage of the Facility Limit and (iii) at any time a Junior Lien Intercreditor Agreement is in place, the amount of the requested Committed Borrowing shall not cause the Total Outstandings to exceed the greatest of (A) $950,000,000, (B) the then-effective Borrowing Base Cap and (C) 30% of Modified ACNTA as of the date of incurrence of such Borrowing.  Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01.  Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

Section 2.02                             Borrowings, Conversions and Continuations of Committed Loans.

(a)                                 Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice.  Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans and (ii) on the Business Day prior to any Borrowing of Base Rate Committed Loans.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)                                 Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection.  In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c)                                  Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Majority Lenders.

(d)                                 The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)                                  After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

Section 2.03                             Letters of Credit.

(a)                                 The Letter of Credit Commitment.

(i)                                     Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Facility Limit, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)                                  The L/C Issuers shall not issue any Letter of Credit, if:

(A)                               subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twenty-four months after the date of issuance or last extension, unless the Majority Lenders have approved such expiry date; or

(B)                               the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(iii)                               An L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)                               any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable L/C Issuer from issuing such Letter of Credit, or any Law applicable to the applicable L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the applicable L/C Issuer shall prohibit, or request that the applicable L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the applicable L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the applicable L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the applicable L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the applicable L/C Issuer in good faith deems material to it;

(B)                               the issuance of such Letter of Credit would violate one or more policies of the applicable L/C Issuer applicable to letters of credit generally;

(C)                               except as otherwise agreed by the Administrative Agent and the applicable L/C Issuer, such Letter of Credit is in an initial stated amount less than $50,000;

(D)                               such Letter of Credit is to be denominated in a currency other than Dollars; or

(E)                                a default of any Lender’s obligations to fund under Section 2.01 exists or any Lender is at such time a Defaulting Lender hereunder, unless the applicable L/C Issuer has entered into arrangements, including delivery of Cash Collateral, satisfactory to the applicable L/C Issuer (in its sole discretion) either with the Borrower or such Lender to eliminate the applicable L/C Issuer’s risk with respect to such Lender’s Applicable Percentage of the Letter of Credit then requested to be issued.

(iv)                              Each L/C Issuer shall not amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)                                 The L/C Issuers shall be under no obligation to amend any Letter of Credit if (A) the applicable L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)                              Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuers shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article 9 with respect to any acts taken or omissions suffered by the applicable L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 9 included the applicable L/C Issuer with respect to such acts or omissions and (B) as additionally provided herein with respect to the applicable L/C Issuer.

(b)                                 Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension and Auto-Reinstatement Letters of Credit.

(i)                                     Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least three (3) Business Days (or such later date and time as the Administrative Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the applicable L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may require.  Additionally, the Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable L/C Issuer or the Administrative Agent may require.

(ii)                                  Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the applicable L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the applicable L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 4.02 shall not then be satisfied, then, subject to the terms and conditions hereof, the applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the applicable L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii)                               If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the applicable L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to the applicable L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the applicable L/C Issuer shall not permit any such extension if (A) the applicable L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise) or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Majority Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the applicable L/C Issuer not to permit such extension.

(iv)                              If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”).  Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to the applicable L/C Issuer to permit such reinstatement.  Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit.  Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the applicable L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the applicable L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Majority Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the applicable L/C Issuer not to permit such reinstatement.

(v)                                 Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.  On a monthly basis, each L/C Issuer shall deliver to the Administrative Agent (with a copy to the Borrower) a complete list of all outstanding Letters of Credit issued by such L/C Issuer.

(c)                                  Drawings and Reimbursements; Funding of Participations.

(i)                                     Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof.  Not later than 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative

Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof.  In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to (A) the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans and (B) the conditions set forth in Section 4.02, but subject to the amount of the unutilized portion (calculated after giving effect to the application by the Administrative Agent of the proceeds of such Committed Borrowing) of the Aggregate Commitments.  Any notice given by the applicable L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)                                  Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

(iii)                               With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)                              Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the applicable L/C Issuer.

(v)                                 Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuers for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the applicable L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing,  Each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) shall not be subject to the conditions set forth in Section 4.02.  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)                              If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the applicable L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the applicable L/C Issuer in accordance with banking industry rules on interbank compensation.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(vii)                           In the event the Borrower or any Lender shall have entered into the arrangements contemplated pursuant to Section 2.03(a)(iii)(E) with respect to the applicable L/C Issuer’s risk with respect to another Lender’s Applicable Percentage of any Letter of Credit, the applicable L/C Issuer shall be entitled immediately to exercise its rights under any such arrangement and apply any funds received by it as a result thereof to such Lender’s Applicable Percentage of any Unreimbursed Amount with respect to such Letter of Credit.

(d)                                 Repayment of Participations.

(i)                                     At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)                                  If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Obligations Absolute.  The obligation of the Borrower to reimburse the L/C Issuers for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)                                     any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)                                  the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)                               any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)                              any payment by an L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by an L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v)                                 any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)                                   Role of L/C Issuer.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuers shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Majority Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct, each as determined in a final, non-appealable judgment by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the applicable L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the applicable L/C Issuer, and the applicable L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the applicable L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure, in each case as determined in a final, non-appealable judgment by a court of competent jurisdiction, to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuers may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuers shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)                                  Cash Collateral.  Upon the request of the Administrative Agent, (i) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.  Sections 2.06 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder.  For purposes of this Section 2.03, Section 2.06 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the applicable L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable L/C Issuer (which documents are hereby consented to by the Lenders).  Such cash and deposit account balances are referred to herein, collectively, as the “Cash Collateral”.  Derivatives of such term have corresponding meanings.  The Borrower hereby grants to the Administrative Agent, for the benefit of the applicable L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent.

(h)                                 Applicability of ISP and UCP.  Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

(i)                                     Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit; provided, in the event the Borrower has entered into an arrangement with the applicable L/C Issuer with respect to the applicable L/C Issuer’s risk with respect to any Lender’s obligation to fund its Applicable Percentage of the Unreimbursed Amount with respect to such Letter of Credit as contemplated in Section 2.03(a)(iii)(E) hereof, no such Letter of Credit Fee shall accrue or be deemed to have accrued, or be owing or payable by the Borrower to the Administrative Agent for the account of such Lender with respect to such Lender’s Applicable Percentage of such Letter of Credit Fee until such time as the applicable L/C Issuer determines in its reasonable discretion that such Lender is no longer a Defaulting Lender.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07.  Letter of Credit Fees shall be (i) due and payable on the fifth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, (A) upon the request of the Majority Lenders, while any Event of Default exists and (B) automatically, upon any Event of Default under Section 8.01(f), all Letter of Credit Fees shall accrue at the Default Rate.

(j)                                    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers.  The Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate of 0.125% per annum (but in no event less than $500.00 per annum or $125.00 per quarter) with respect to each Letter of Credit, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears, and due and payable on the fifth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07.  In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)                                 Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

Section 2.04                             Swing Line Loans.

(a)                                 The Swing Line.  Subject to the terms and conditions set forth herein, each Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of its Swing Line Commitment, notwithstanding the fact that any Swing Line Loan for any such Swing Line Lender, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of such Swing Line Lender, may exceed the amount of such Swing Line Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Facility Limit and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.06, and reborrow under this Section 2.04.  Each Swing Line Loan shall be a Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from each Swing Line Lender a risk participation in each Swing Line Lender’s portion of such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.  The failure of any Swing Line Lender to make its ratable portion of a Swing Line Loan shall not relieve any other Swing Line Lender of its obligation hereunder to make its ratable portion of such Swing Line Loan on the date of such Swing Line Loan, but no Swing Line Lender shall be responsible for the failure of any other Swing Line Lender to make the ratable portion of a Swing Line Loan to be made by such other Swing Line Lender on the date of any Swing Line Loan.

(b)                                 Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lenders, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that telephonic notice must be confirmed promptly by delivery to the Swing Line Lenders of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lenders not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Unless each Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing such Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, each Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the ratable portion of the amount of the requested Swing Line Loan (such ratable portion to be calculated based on such Swing Line Lender’s Swing Line Commitment to the total Swing Line Commitments of all Swing Line Lenders) available to the Borrower at its office by crediting the account of the Borrower on the books of the applicable Swing Line Lender in immediately available funds.

(c)                                  Refinancing of Swing Line Loans.

(i)                                     Any Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes each Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender’s Applicable Percentage of the amount of such Swing Line Lender’s Swing Line Loans then outstanding.  Such request shall be made in writing to the Administrative Agent (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02(a), without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion (calculated after giving effect to the application by the Administrative Agent of the proceeds of such Base Rate Committed Loans) of the Aggregate Commitments and the conditions set forth in Section 4.02.  The applicable Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the applicable Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the applicable Swing Line Lender.

(ii)                                  If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by the applicable Swing Line Lender as set forth herein shall be deemed to be a request by the applicable Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the applicable Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)                               If any Lender fails to make available to the Administrative Agent for the account of the applicable Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), such Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such Swing Line Lender in accordance with banking industry rules on interbank compensation.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the applicable Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)                              Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)                                 Repayment of Participations.

(i)                                     At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the applicable Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)                                  If any payment received by a Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by such Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such Swing Line Lender in its discretion), each Lender shall pay to the applicable Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of a Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Interest for Account of Swing Line Lender.  Each Swing Line Lender shall be responsible for invoicing the Borrower for interest on its applicable portion of the Swing Line Loans.  Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the applicable Swing Line Lender.

(f)                                   Payments Directly to Swing Line Lenders.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the applicable Swing Line Lender.

Section 2.05                             Borrowing Base.

(a)                                 Initial Borrowing Base.  During the period from the Closing Date until the next Determination Date the Borrowing Base shall be $500,000,000, subject to adjustment or reduction, as applicable, as set forth in Section 2.05(b)(iv).

(b)                                 Subsequent Determinations of the Borrowing Base.  Upon each designation of a new Borrowing Base on a Scheduled Determination or a Special Determination, the Administrative Agent shall notify the Borrower of the new Borrowing Base which designation shall take effect immediately on the date such notice is sent (each such date (including the Closing Date), a “Determination Date”) and shall remain in effect until, but not including, the next Determination Date.  The Borrowing Base shall be determined in accordance with the following methodology:

(i)                                     By April 1 and October 1 of each year beginning October 1, 2015, the Borrower shall furnish to the Administrative Agent (with sufficient copies for each Lender of any information provided on paper, computer disks, or other tangible media) the Engineering Report then required under Section 6.01(e) or Section 6.01(f) together with all information, reports and data that the Administrative Agent requests concerning the businesses and properties of the Borrower and its Restricted Subsidiaries (including their Oil and Gas Properties and the reserves and production relating thereto).  As promptly as reasonably practicable after receiving such Engineering Report, information, reports and data, the Administrative Agent shall propose a Borrowing Base following the procedures set forth in Section 2.05(b)(iii) below.  Each such determination of the Borrowing Base is herein called a “Scheduled Determination”.  If the Borrower does not furnish all such information, reports and data by the date specified in the first sentence of this Section, the Administrative Agent may nonetheless designate the Borrowing Base at any amount that Required Lenders determine (or, in the case of an increase, that all the Lenders determine) and the Borrowing Base may similarly be designated from time to time thereafter until each Lender receives all such information, reports and data, whereupon the Lenders shall designate a new Borrowing Base as described above.

(ii)                                  In addition to Scheduled Determinations, the Borrower may request the Lenders to make additional determinations of the Borrowing Base twice during any twelve month interval between Scheduled Determinations, and the Administrative Agent also may (and at the request of the Required Lenders must) request the Lenders to make an additional determination of the Borrowing Base once during each twelve month interval between Scheduled Determinations.  The Administrative Agent shall give notice to the Borrower of any such request made by the Administrative Agent to the Lenders.  The Borrower shall submit any such request made by Borrower to Administrative Agent and each Lender and, at the time of such request, the Borrower shall (A) deliver to the Administrative Agent and each Lender an updated Engineering Report prepared either by the Borrower or by independent petroleum engineers and (B) notify the Administrative Agent and each Lender of the Borrowing Base requested by the Borrower.  Any determination of the Borrowing Base made pursuant to a request under this clause (ii) is herein called a “Special Determination”.  Any Special Determination shall be made by Lenders in accordance with the procedures set forth in Section 2.05(b)(iii), provided, however, that the Borrower shall not be required to deliver an updated Engineering Report to the Administrative Agent and Lenders in connection with any Special Determination requested by the Administrative Agent.

(iii)                               The Administrative Agent shall (within 30 days after receiving the information, if any, required for a Scheduled Determination or a Special Determination) propose to the Lenders a specific Borrowing Base amount for the Lenders to approve or disapprove.  Within 15 days thereafter each Lender shall respond to the Administrative Agent in writing, either approving such proposed amount or setting out a reasonable alternative amount (based on the criteria described in clause (v) below), and any Lender’s failure to respond to such proposal within such time will be deemed a disapproval of the proposed amount.  After receiving such responses or deemed responses from all Lenders, the Administrative Agent will designate the new Borrowing Base at the highest amount approved (i) by all Lenders, in the case of an increase to the then current Borrowing Base, or (ii) at the highest amount approved by the Required Lenders, in the case of a reduction to or continuation of the then current Borrowing Base.

(iv)                              In addition to the foregoing, (A) unless clause (B) below applies, the Administrative Agent and Lenders shall also have the right to adjust the Borrowing Base (which shall not count as a Special Determination but which shall otherwise be done in accordance with the procedures set forth in Section 2.05(b)(iii)) if the Borrower or any Restricted Subsidiaries sell or otherwise transfer (excluding transfers to the Borrower or a Restricted Subsidiary of the Borrower that is a Guarantor (other than Lariat)) Oil and Gas Properties that, on a cumulative basis since the then most recent Determination Date, represent more than five percent of the net present value of all of their proved reserves, as determined in the most recently delivered Engineering Report and (B) the Borrowing Base shall be automatically reduced pursuant to (1) Section 2.06(b)(ii) or (2) Section 7.03(l), as applicable.

(v)                                 Each redetermination of the Borrowing Base pursuant to this Section 2.05 shall be made in good faith by all of the Lenders and the Administrative Agent, in the exercise of their reasonable discretion and in accordance with their respective customary and prudent standards for oil and gas lending and credit transactions as they exist at such time.  Without limiting such discretion, Borrower acknowledges and agrees that the Administrative Agent and the Lenders (i) may make such assumptions regarding appropriate existing and projected pricing for Hydrocarbons as they deem appropriate in their discretion, (ii) may make such assumptions regarding projected rates and quantities of future production of Hydrocarbons from the Oil and Gas Properties owned by Borrower and its Restricted Subsidiaries as they deem appropriate in their discretion, (iii) may consider the projected cash requirements of Borrower and its Restricted Subsidiaries, (iv) are not required to consider any asset other than Proved Reserves owned by Borrower and its Restricted Subsidiaries and (v) may make such other assumptions, considerations and exclusions as they deem appropriate in the exercise of their discretion. It is further acknowledged and agreed that the Administrative Agent and the Lenders may consider such other credit factors as they deem appropriate in the exercise of their discretion.

(c)                                  Borrowing Base Deficiency.  If a Borrowing Base Deficiency exists at any time, the Borrower shall, within ten (10) days after being notified of such Borrowing Base Deficiency, provide written notice (the “Election Notice”) to Lender stating the action which Borrower proposes to take to remedy such Borrowing Base Deficiency, and the Borrower shall thereafter, at its option, do one or a combination of the following in an aggregate amount sufficient to eliminate such Borrowing Base Deficiency:

(i)                                     within ten (10) days following the delivery of such Election Notice, make a prepayment of the Loans,

(ii)                                  pay monthly installments of the Outstanding Amount of the Loans over a term and in an amount satisfactory to the Administrative Agent, but in any event not to exceed six months, by immediately dedicating a sufficient amount of monthly cash flow from the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries,

(iii)                               within thirty (30) days following the delivery of the Election Notice, submit additional Oil and Gas Properties to the Administrative Agent for evaluation as Borrowing Base properties which the Administrative Agent, in its sole discretion, determines have a value sufficient to increase the Borrowing Base by at least the amount of the Borrowing Base Deficiency (after giving effect to other actions taken pursuant to this Section 2.05(c) that have the effect of reducing such Borrowing Base Deficiency) and/or

(iv)                              within thirty (30) days following the delivery of such Election Notice, apply the Net Cash Proceeds from a Disposition permitted by Section 7.05(g) to reduce the Borrowing Base Deficiency after giving effect to any reduction of the Borrowing Base as determined by the Required Lenders as a result of such sale.

Section 2.06                             Prepayments.

(a)                                 Optional.

(i)                                     The Borrower may, upon written notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; provided further that any such notice may state that such notice is conditioned upon effectiveness of other financing or the occurrence of other events, in which case such notice may be revoked by the Borrower, by notice to the Administrative Agent on or prior to the date specified therein if such condition is not satisfied.  Each such notice shall be substantially in the form of Exhibit C hereto and specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

(ii)                                  The Borrower may, upon notice to the Swing Line Lenders (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lenders and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment and (ii) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)                                 Mandatory.

(i)                                     If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(b) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

(ii)                                  Upon completion of (i) any early termination of any Hedge Transaction used in determining the Borrowing Base on the immediately preceding Determination Date or (ii) the Disposition of any assets included in the Borrowing Base on the immediately preceding Determination Date, the effect of which termination or Disposition would be a reduction in the Borrowing Base then in effect of 10.0% or more on a pro forma basis, the Borrowing Base shall immediately and automatically upon consummation of such transaction be reduced by the Borrowing Base contribution of such Hedge Transaction or assets, and all Net Cash Proceeds from the termination of such Hedge Transaction or the Disposition of such assets shall be applied to reduce or eliminate any Borrowing Base Deficiency resulting from such reduction.

(iii)                               To the extent not covered by (ii), if the Borrower or any of its Restricted Subsidiaries Disposes of any property under Section 7.05(g) or suffers a Casualty Event which results in the realization by such Person of Net Cash Proceeds, the Borrower shall use the Net Cash Proceeds to eliminate any Borrowing Base Deficiency resulting from such sale; provided that, the proceeds of any Disposition permitted by Section 7.05(g) shall not constitute Net Cash Proceeds to the extent that (A) such proceeds are reinvested in replacement properties or assets, or other productive properties or assets, acquired by the  Borrower or a Restricted Subsidiary of a kind then used or usable in the business of the applicable Person (with equal or greater aggregate Attributed Value) within 180 days from the date of receipt thereof or (B) if the applicable Borrower or Restricted Subsidiary intends to acquire replacement properties or assets, or other productive properties or assets, with such proceeds as part of a like-kind exchange under Section 1031 of the Code, the potential replacement properties or assets are identified by such Borrower or Restricted Subsidiary within 180 days from the date the ownership to the sold assets is transferred to the buyer of such property and the proceeds from such property are reinvested to acquire such replacement properties or assets (with equal or greater aggregate Attributed Value) within 180 days from the date the ownership to the sold assets is transferred to the buyer of such property; provided further that, the proceeds of any Casualty Event shall not constitute Net Cash Proceeds to the extent that such proceeds are reinvested in replacement properties or assets, or other productive properties or assets, acquired by the Borrower or a Guarantor (other than Lariat, except that any proceeds of any Casualty Event suffered by Lariat shall not constitute Net Cash Proceeds to the extent that such proceeds are reinvested in replacement properties or assets, or other productive properties or assets, acquired by Lariat, the Borrower or a Guarantor) of a kind then used or usable in the business of the applicable Person (with equal or greater aggregate Attributed Value) within 180 days from the date of receipt thereof.

(iv)                              Upon the incurrence or issuance by the Borrower or any of its Restricted Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.03), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or such Restricted Subsidiary (such prepayments to be applied as set forth in clause (v) below).

(v)                                 Prepayments of the Total Outstandings made pursuant to this Section 2.06(b), first, shall be applied ratably to the L/C Borrowings, second, shall be applied ratably to the outstanding Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations.  Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the applicable L/C Issuer or the Lenders, as applicable.

Section 2.07                             Termination or Reduction of Commitments.  The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess; provided further that any such notice may state that such notice is conditioned upon effectiveness of other financing or the occurrence of other events, in which case such notice may be revoked by the Borrower by notice to the Administrative Agent on or prior to the date specified therein if such condition is not satisfied.  The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments.  Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage.  All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

Section 2.08                             Repayment of Loans.

(a)                                 The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

(b)                                 The Borrower shall repay each Swing Line Lender’s applicable portion of each Swing Line Loan on the earlier to occur of (i) demand by such Swing Line Lender and (ii) the Maturity Date.

Section 2.09                             Interest.

(a)                                 Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)                                 (i)  If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)                                  If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Majority Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)                               (A) Upon the request of the Majority Lenders, while any Event of Default exists or (B) automatically, while any Event of Default under Section 8.01(f) exists, the Borrower shall pay interest on the principal amount of all outstanding Loans hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)                              Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                                  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.10                             Fees.  In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a)                                 Commitment Fee.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Rate times the daily amount of the Available Borrowing Base.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Section 4.02 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  For the purposes of computation of the commitment fee, Swing Line Loans shall not be counted as usage of the Aggregate Commitments.

(b)                                 Other Fees.  (i)  The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Administrative Agent Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)                                  The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.11                             Computation of Interest and Fees.  All computations of interest for Base Rate Loans (if the Base Rate is determined in reliance on clause (ii) of the definition thereof) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.12                             Evidence of Debt.

(a)                                 The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)                                 In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 2.13                             Payments Generally; Administrative Agent’s Clawback.

(a)                                 General.  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)                                 (i)  Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)                                  Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuers hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuers, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)                                  Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Section 4.02 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)                                 Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)                                  Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.14                             Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and in Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(i)                                     if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 2.15                             Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a)                                 Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Committed Loans in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Committed Borrowings under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuers or Swing Line Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Committed Loan or L/C Advance in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Committed Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Advance owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Advances owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments under the facility without giving effect to Section 2.15(d). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)                                 Certain Fees.

(i)                                     No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(ii)                                  Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15(e).

(iii)                               With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (i) or (ii) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (c) below, (y) pay to each L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(c)                                  Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause (i) the aggregate Outstanding Amount of the Loans of any Non-Defaulting Lender, plus such Non-Defaulting Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations to exceed (ii) the lesser of such Non-Defaulting Lender’s (A) Commitment or (B) Applicable Percentage of the Facility Limit.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(d)                                 Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in clause (c) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.03(g).

(e)                                  Defaulting Lender Cure.  If the Borrower, the Administrative Agent and each Swing Line Lender and L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable facility (without giving effect to Section 2.15(c)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(f)                                   New Swing Line Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) no Swing Line Lender shall be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01                             Taxes.

(a)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)                                 Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                  Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent, each Lender and the L/C Issuers, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.

(d)                                 Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  Status of Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative

Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)                                     duly completed copies of Internal Revenue Service Forms W-8BEN, W-8BEN-E or applicable W-8 claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(ii)                                  duly completed copies of Internal Revenue Service Form W-8ECI;

(iii)                               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of  Internal Revenue Service Forms W-8BEN, W-8BEN-E or applicable W-8; or

(iv)                              any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(f)                                   Treatment of Certain Refunds.  If the Administrative Agent, any Lender or an L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such L/C Issuer in the event the Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent, any Lender or any L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.  Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (f), the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.

Section 3.02                             Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 3.03                             Inability to Determine Rates.  If the Majority Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Majority Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

Section 3.04                             Increased Costs; Reserves on Eurodollar Rate Loans.

(a)                                 Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any L/C Issuer;

(ii)                                  subject any Lender or any L/C Issuer to any tax of any kind whatsoever with respect to its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves or other liabilities attributable thereto (except for Indemnified Taxes or Other Taxes covered by

Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or L/C Issuer); or

(iii)                               impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting to or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 Capital or Liquidity Requirements.  If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or liquidity, or on the capital or liquidity of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of a Lender or an L/C Issuer  setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an L/C Issuer  pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

(e)                                  Reserves on Eurodollar Rate Loans.  The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 Business Days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 Business Days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 Business Days from receipt of such notice.

Section 3.05                             Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                                 any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise) (including, for avoidance of doubt, any payments pursuant to clauses (2) and (4) of Section 4.01);

(b)                                 any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower (including by reason of a revocation of notice of prepayment pursuant to the further proviso in the first sentence of Section 2.06(a)(i)); or

(c)                                  any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13; including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

Section 3.06                             Mitigation Obligations; Replacement of Lenders.

(a)                                 Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

Section 3.07                             Survival.  All of the Borrower’s obligations, and any corresponding Lenders’ obligations, under this Article 3 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01                             Effectiveness.  The Existing Credit Agreement shall be amended and restated and this Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 10.01):

(a)                                 The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)                                     executed counterparts of this Agreement, the Guaranty, the Security Agreement, and each other document pursuant to which the Loan Parties grant Liens to secure the Obligations (other than the Mortgages) executed by the relevant parties, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower; provided, that Lariat shall not be required to execute the Security Agreement or any other document granting Liens to secure the Obligations on the Closing Date;

(ii)                                  a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)                               such certificates of resolutions or other action, incumbency certificates and/or other certificates of the Responsible Officers, secretary or assistant secretary of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer, secretary or assistant secretary thereof authorized to act in such capacity in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(iv)                              such documents and certifications as the Administrative Agent may reasonably require to evidence that the each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)                                 favorable opinion of counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit G and such other matters concerning the Loan Parties and the Loan Documents as the Majority Lenders may reasonably request;

(vi)                              a favorable opinion of the General Counsel of the Borrower, addressed to the Administrative Agent and each Lender, as to matters set forth in Exhibit H and such other matters concerning the Loan Parties and the Loan Documents as the Majority Lenders may reasonably request;

(vii)                           a certificate of a Responsible Officer of the Borrower either (A) attaching copies, or an exhibit, of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Borrower and the validity against the Borrower of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(viii)                        a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(b) and (c) have been satisfied and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(ix)                              certificate from the chief financial officer of the Borrower attesting Loan Parties are, together with their Subsidiaries on a Consolidated basis, Solvent;

(x)                                 evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral;

(xi)                              documentation related to assignment of notes and liens under the Existing Credit Agreement;

(xii)                           receipt by the Administrative Agent of lien searches, including UCC lien searches with respect to each Loan Party;

(xiii)                        (A) the contemporaneous issuance of not less than $1,000,000,000 of Senior Secured Notes and (B) the execution and delivery by all parties thereto of a Junior Lien Intercreditor Agreement with respect to the Senior Secured Notes;

(xiv)                       receipt by the Administrative Agent of a schedule setting forth the names, commitments, loans outstanding and pro rata percentage of the aggregate commitments of each lender under the Existing Credit Agreement as of the Closing Date; and

(xv)                          such other certificates, documents, or opinions as the Administrative Agent, the L/C Issuers or the Swing Line Lenders reasonably may require.

(b)                                 Any fees required to be paid on or before the Closing Date shall have been paid.

(c)                                  Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(d)                                 The Closing Date shall have occurred on or before July 2, 2015.

(e)                                  There shall have been no change, occurrence or development since December 31, 2014, including any action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Restricted Subsidiaries in any court or before any arbitrator or governmental authority, that could reasonably be expected to have a Material Adverse Effect.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

On the Closing Date, the following transactions shall occur:

(1)                                 The Existing Credit Agreement will be automatically amended and restated in its entirety to read as set forth herein.  On and after the Closing Date the rights and obligations of the parties hereto shall be governed by this Agreement; provided that, with respect to the period prior to Closing Date, the rights and obligations of the parties hereto that were also party to the Existing Credit Agreement shall continue to be governed by the provisions of the Existing Credit Agreement.

(2)                                 The Commitment of each Lender shall be the amount set forth in Schedule 2.01 to this Agreement. Any Lender under the Existing Credit Agreement not appearing on Schedule 2.01 shall cease to be Lender party to this Agreement; provided that the provisions of Sections 3.01, 3.04 and 10.04 of the Existing Credit Agreement shall continue to inure to the benefit of, and be binding upon, each such Lender with respect to facts and circumstances occurring prior to the Closing Date.

(3)                                 The Administrative Agent shall promptly notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

Section 4.02                             Conditions to All Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)                                 After giving effect to such Credit Extension and the application by the Administrative Agent of the proceeds thereof, (x) the Total Outstandings shall not exceed the Facility Limit, (y) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.

(b)                                 The representations and warranties of the Borrower and each other Loan Party contained in Article 5 or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or if such representation or warranty is qualified by materiality or reference to Material Adverse Effect, such representation or warranty shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct, in all material respects(or if such representation or warranty is qualified by materiality or reference to Material Adverse Effect, such representation or warranty shall be true and correct in all respects), as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsection (a) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clause (a) of Section 6.01.

(c)                                  No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(d)                                 The Administrative Agent and, if applicable, the L/C Issuers or the Swing Line Lenders shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.02(a), Section 4.02(b) and Section 4.02(c) have been satisfied on and as of the date of the applicable Credit Extension.

Section 4.03                             Agreement to Deliver Mortgages .As soon as reasonably possible and in no case later than 30 days after the Closing Date, as such period may be extended in the sole discretion of the Administrative Agent, the Borrower shall provide information satisfactory to the Administrative Agent to support that at least 80% of the total PV9 Pricing of the Proved Reserves attributable to the Engineered Oil and Gas Properties (without taking into account any adjustments for hedging) are secured by existing Mortgages, or shall execute and deliver to the Administrative Agent, Mortgages or assignments of mortgages, in each case in form and substance reasonably acceptable to the Administrative Agent together with such other assignments, conveyances, amendments, agreements and other writings (each duly authorized and executed) and together with such certificates and opinions of counsel with respect thereto, in each case as the Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect first priority Liens on at least 80% of the PV9 Pricing of the Proved Reserves attributable to the Engineered Oil and Gas Properties  (without taking into account any adjustments for hedging).

ARTICLE V
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

Section 5.01                             Existence, Qualification and Power.  Each Loan Party and each of its Restricted Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transaction, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02                             Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation that is material to the Loan Parties to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

Section 5.03                             Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or the Lenders of their rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) the authorizations, approvals, actions, notices and filings listed on Schedule 5.03, all of which have been duly obtained, taken, given or made and are in full force and effect, (ii) authorizations, approvals, actions, notices and filings in connection with the enforcement of pledges of, and the sale of, the Pledged Equity in connection therewith, (iii) authorizations, approvals, actions, notices and filings required in connection with the additional mortgage and security interests required to be granted under this Agreement; (iv) routine authorizations, approvals, actions, notices and filings in the ordinary course of business (e.g. tax filings, annual reports, environmental filings, etc.); (v) authorizations, approvals and consents necessary in connection with the Borrower’s mineral class leases with the general land office of the State of Texas; and (vi) the periodic filing of continuation statements under the UCC, and (vii) authorizations, approvals, actions, notices and filings the failure of which to obtain, take or make could not reasonably be expected to have a Material Adverse Effect.

Section 5.04                             Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

Section 5.05                             Financial Statements; No Material Adverse Effect.  (a)  The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show, in accordance with and as required by GAAP, all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments and material Indebtedness.

(b)                                 Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06                             Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or the consummation of the Transaction or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and there has been no change in the status, or financial effect on any Loan Party or any

Subsidiary thereof, of the matters described in Schedule 5.06 that could reasonably be expected to have a Material Adverse Effect.

Section 5.07                             No Default.  Neither any Loan Party nor any Restricted Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 5.08                             Ownership of Property; Liens.  (a)  Each Loan Party and each of its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)                                 The property of each Loan Party and each of its Restricted Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

Section 5.09                             Environmental Compliance.  (a)  The Loan Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)                                 As of the Closing Date and except (i) as otherwise set forth in Schedule 5.09 or (ii) to the extent the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under 42 USC § 9605(a)(8)(B) or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries in quantities or in a manner as to create Environmental Liability.

(c)                                  As of the Closing Date and except (i) as otherwise set forth in Schedule 5.09 or (ii) to the extent the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law that is reasonably expected to result in material Environmental Liability to any Loan Party or any of its Subsidiaries; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material Environmental Liability to any Loan Party or any of its Subsidiaries.

Section 5.10                             Insurance.  The properties of the Borrower and its Restricted Subsidiaries are insured (a) with financially sound and reputable insurance companies in such amounts, with such limitations or deductibles, against such risks, and in such form as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and/or (b) through a system or systems of self-insurance which are in accord with sound practices of similarly situated corporations of established reputation maintaining such systems and with respect to which the Borrower or such Restricted Subsidiary maintain adequate insurance reserves in accordance with GAAP and in accordance with sound actuarial and insurance principles.

Section 5.11                             Taxes.  The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  Neither the Borrower nor any Subsidiary has received written notice of any proposed tax assessment against it that could reasonably be expected to have a Material Adverse Effect.

Section 5.12                             ERISA Compliance.  (a)  Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws except for such events of noncompliance which could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b)                                 There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  Except to the extent the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:  (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

Section 5.13                             Subsidiaries; Equity Interests; Loan Parties.  As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are (in the case of corporate securities) fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents or permitted by Section 7.01.  As of the Closing Date, no Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.  Set forth on Part (c) of Schedule 5.13 is a complete and accurate list of all Loan Parties as of the Closing Date, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation.

Section 5.14                             Margin Regulations; Investment Company Act.  (a)  No part of the proceeds of any Credit Extension, will be used in violation of Regulation U or X as now and from time to time hereafter in effect.

(b)                                 No Loan Party is an “investment company” within the meaning of the Investment Company Act of 1940.

Section 5.15                             Disclosure.  No report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished), when taken together with all other information previously furnished or that is publicly available, contains as of the date so furnished any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time.  There are no statements or conclusions in any Engineering Report which are based upon or include, as of the date of such Engineering Report, misleading information or fail to take into account, as of the date of such Engineering Report, material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Engineering Report are necessarily based upon professional opinions, estimates and projections and that the Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 5.16                             Compliance with Laws.  Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.17                             Solvency.  The Loan Parties are, together with their Subsidiaries on a Consolidated basis, Solvent.

Section 5.18                             Casualty, Etc.  Neither the businesses nor the properties of any Loan Party or any of its Restricted Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.19                             Labor Matters.  There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Restricted Subsidiaries as of the Closing Date and neither the Borrower nor any Restricted Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.20                             Collateral Documents.  The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.01) on all right, title and interest of the respective Loan Parties (other than Lariat) in the Collateral described therein.  Except as expressly contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

Section 5.21                             Engineered Oil and Gas Properties.

(a)                                 The Borrower or another Loan Party has good and defensible title to all Engineered Oil and Gas Properties, free and clear of all Liens except as permitted pursuant to Section 7.01 and Immaterial Title Deficiencies.  With the exception of Immaterial Title Deficiencies, all such Oil and Gas Properties are valid, subsisting, and in full force and effect, and all material rentals, royalties, and other amounts due and payable in respect thereof have been duly paid. Without regard to any consent or non-consent provisions of any joint operating agreement covering any of the Loan Parties’ Proved Reserves, and with the exception of Immaterial Title Deficiencies, the Loan Parties’ share of (a) the costs for each Engineered Oil and Gas Property is not greater than the decimal fraction set forth in the most recent Engineering Report, before and after payout, as the case may be, and described therein by the respective designations “working interests,” “WI,” “gross working interest,” “GWI,” or similar terms and (b) production from, allocated to, or attributed to each Engineered Oil and Gas Property is not less than the decimal fraction set forth in the most recent Engineering Report, before and after payout, as the case may be, and described therein by the designations “net revenue interest,” “NRI,” or similar terms.  Except to the extent constituting an Immaterial Title Deficiency, each well drilled in respect of each Engineered Oil and Gas Property described in the Engineering Report (y) is capable of, and is presently, producing Hydrocarbons in commercial quantities, and the applicable Loan Party is currently receiving payments for its share of production, with no material funds in respect of any thereof being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders and other usual and customary suspense accounts, and (z) has been drilled, bottomed, completed, and operated in compliance in all material respects with all applicable Laws and no such well which is currently producing hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production.  To the Borrower’s knowledge, there are no unrecorded assignments or conveyances affecting the Engineered Oil and Gas Properties or any Loan Party’s interest therein that would result in the Borrower or its Restricted Subsidiaries having a WI or NRI that is less than the WI/NRI set forth in the Engineering Report, except the interests of Sierra Madera CO2 Pipeline LP and Symbol Energy Inc., which constitute Immaterial Title Deficiencies.

(b)                                 The Engineered Oil and Gas Properties (and all properties unitized therewith) are, in all material respects, being (and, to the extent the same could materially and adversely affect the ownership or operation of the Engineered Oil and Gas Properties after the date hereof, to the applicable Loan Party’s knowledge, have in the past been) maintained, operated and developed in a good and workmanlike manner, in accordance with prudent industry standards and in conformity with all applicable Laws and in conformity with all oil, gas or other mineral leases and other contracts and agreements forming a part of the Engineered Oil and Gas Property and in conformity with the Permitted Encumbrances.  No Engineered Oil and Gas Property is subject to having allowable production after the date hereof reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the date hereof and none of the wells located on the Engineered Oil and Gas Properties (or properties unitized therewith) are or will be deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are bottomed under and producing from, with the well bores wholly within, the Engineered Oil and Gas Properties (or, in the case of wells located on properties unitized therewith, such unitized properties).  There are no dry holes, or otherwise inactive wells, located on the Engineered Oil and Gas Properties or on lands pooled or unitized therewith, except for wells that have been properly plugged and abandoned or for which appropriate plugging and abandonment has been scheduled.  Each Loan Party has all material governmental licenses and permits reasonably necessary or appropriate to own and operate its Engineered Oil and Gas Properties, and no Loan Party has received notice in writing of any material violations in respect of any such licenses or permits.

Section 5.22                             Sale of Production.  Except (x) as of the Closing Date, as set forth in Schedule 5.22, or (y) thereafter, as disclosed in writing to the Administrative Agent and the Lenders and reflected in the most recent determination of the Borrowing Base, or (z) for matters that constitute Immaterial Title Deficiencies:

(a)                                 No Engineered Oil and Gas Property is subject to any material contractual or other arrangement (i) whereby payment for production is or can be deferred for a substantial period after the month in which such production is delivered (in the case of oil, not in excess of 60 days, and in the case of gas, not in excess of 90 days) or (ii) whereby payments are made to a Loan Party other than by checks, drafts, wire transfer advises or other similar writings, instruments or communications for the immediate payment of money;

(b)                                 (i) No Engineered Oil and Gas Property is subject to any material contractual or other arrangement for the sale, processing or transportation of production (or otherwise related to the marketing of production) which cannot be canceled on 120 days’ (or less) notice and (ii) all material contractual or other arrangements for the sale, processing or transportation of production (or otherwise related to the marketing of production) are bona fide arm’s length transactions made with third parties not affiliated with Loan Parties;

(c)                                  Each Loan Party is presently receiving a price for all production (other than gas used for operations at a field location) from (or attributable to) each Engineered Oil and Gas Property covered by a production sales contract or marketing contract that is computed in accordance with the terms of such contract, and no Loan Party is having deliveries of production from such Engineered Oil and Gas Property curtailed substantially below such property’s delivery capacity, except for curtailments caused (i) by an act or event of force majeure, or (ii) by routine maintenance requirements in the ordinary course of business;

(d)                                 No Loan Party, nor, to such Loan Party’s knowledge, any Loan Party’s predecessors in title, has received prepayments (including payments for gas not taken pursuant to “take or pay” or other similar arrangements) for any oil, gas or other hydrocarbons produced or to be produced from any Engineered Oil and Gas Properties after the date hereof;

(e)                                  No Engineered Oil and Gas Property is subject to any “take or pay” or other similar arrangement (i) which can be satisfied in whole or in part by the production or transportation of gas from other properties or (ii) as a result of which production from any Engineered Oil and Gas Property may be required to be delivered to one or more third parties without payment (or without full payment) therefor as a result of payments made, or other actions taken, with respect to other properties;

(f)                                   There is no Engineered Oil and Gas Property with respect to which any Loan Party, or, to such Loan Party’s knowledge, any Loan Party’s predecessors in title, has, prior to the date hereof, taken more (“overproduced”), or less (“underproduced”), in any material respect, gas from the lands covered thereby (or pooled or unitized therewith) than its ownership interest in such Engineered Oil and Gas Property would entitle it to take; and as of the Closing Date, Schedule 5.22 accurately reflects, in all material respects, for each well or unit with respect to which such an imbalance is shown thereon to exist, (i) whether such Loan Party is overproduced or underproduced and (ii) the volumes (in cubic feet or British thermal units) of such overproduction or underproduction and the effective date of such information;

(g)                                  No Engineered Oil and Gas Property is subject to a gas balancing arrangement under which one or more third parties may take a portion of the production attributable to such Engineered Oil and Gas Property without payment (or without full payment) therefor as a result of production having been taken from, or as a result of other actions or inactions with respect to, other properties; and

(h)                                 No Engineered Oil and Gas Property is subject at the present time to any regulatory refund obligation and, to such Loan Party’s knowledge, no facts exist which might cause the same to be imposed.

Section 5.23                             OFAC.

(a)                                 Neither the Borrower, nor any of its Subsidiaries, nor, to its knowledge, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions or (ii) located, organized or resident in a Designated Jurisdiction.

(b)                                 The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions or any Laws related thereto.

Section 5.24                             Anti-Corruption Laws.  The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with applicable anti-corruption laws (including FCPA) and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

Section 5.25                             Patriot Act.  The Borrower and its Subsidiaries are in compliance in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the Bank Secrecy Act, as amended by Title III of the USA PATRIOT Act (the “Patriot Act”).

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation owing to any Lender or to the Administrative Agent hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding and not fully Cash Collateralized, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Restricted Subsidiary to:

Section 6.01                             Financial Statements.  Deliver to the Administrative Agent and the Lenders as contemplated by the last paragraph of Section 6.02:

(a)                                 as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of any material misstatement, and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries;

(b)                                 as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)                                  if there shall be any Unrestricted Subsidiaries at the end of any fiscal period in respect of which any consolidated financial statements referred to in Sections 6.01(a) and (b) above is delivered, concurrently with such delivery, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of such Unrestricted Subsidiaries from such consolidated financial statements;

(d)                                 as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, an annual business plan and budget of the Borrower and its Subsidiaries on a Consolidated basis, including forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent and the Majority Lenders, of consolidated balance sheets and statements of income or operations of the Borrower and its Subsidiaries on a monthly basis for the immediately following fiscal year;

(e)                                  by April 1 of each year commencing April 1, 2016, an Engineering Report prepared as of the preceding January 1 by one or more of Netherland, Sewell & Associates, DeGolyer & MacNaughton, or other independent petroleum engineers chosen by Borrower and reasonably acceptable to Administrative Agent, concerning all Oil and Gas Properties owned by any Loan Party which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves.  This report shall be reasonably satisfactory to Administrative Agent, shall be prepared using PV9 Pricing, shall take into account any “over-produced” status under gas balancing arrangements, and shall contain information and analysis consistent in form and scope in all material respects to that contained in the Initial Engineering Report.  This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) (i) the Oil and Gas Properties owned by each Loan Party and (ii) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral.  At any time the Total Outstandings exceed $950,000,000, concurrently with the delivery of each Engineering Report pursuant to this Section 6.01(e), the Borrower shall provide a certificate of an appropriate officer of the Borrower to the Administrative Agent certifying as to the Modified ACNTA, as of the date of delivery of the Engineering Report, and containing a copy of the calculation for such and certifying that the Borrower has not granted Liens to secure Indebtedness in excess of the amount permitted under the Senior Secured Indenture or in excess of the greatest of (A) $950,000,000, (B) the then-effective Borrowing Base Cap and (C) 30% of Modified ACNTA; and

(f)                                   by October 1 of each year, commencing October 1, 2015, an Engineering Report prepared as of the preceding July 1 (or the last day of the preceding calendar month in the case of a Special Determination) by petroleum engineers who are employees of Borrower (or, at the option of Borrower, by the independent engineers named above or selected in accordance with (e) above), together with an accompanying report on property sales, property purchases and changes in categories that have occurred since the date of the prior Engineering Report, both in the same form and scope as the reports in (e) above.  At any time the Total Outstandings exceed $950,000,000, concurrently with the delivery of each Engineering Report pursuant to this Section 6.01(f), the Borrower shall provide a certificate of an appropriate officer of the Borrower to the Administrative Agent certifying as to the Modified ACNTA, as of the date of delivery of the Engineering Report, and containing a copy of the calculation for such and certifying that the Borrower has not granted Liens to secure Indebtedness in excess of the amount permitted under the Senior Secured Indenture or in excess of the greatest of (A) $950,000,000, (B) the then-effective Borrowing Base Cap and (C) 30% of Modified ACNTA.

As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

Section 6.02                             Certificates; Other Information.  Deliver to the Administrative Agent and the Lenders as contemplated by the last paragraph of this Section 6.02:

(a)                                 concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), (i) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower and (ii) a calculation of the Borrowing Base Utilization Ratio as of the end of the most recent fiscal quarter;

(b)                                 promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Restricted Subsidiary, or any audit of any of them;

(c)                                  promptly after the same are available, copies of all annual, regular, periodic and special reports, registration statements and proxy statements which the Borrower may file or be required to file with the SEC under Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)                                 promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Restricted Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement relating to Indebtedness with a principal amount in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(e)                                  promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(f)                                   not later than five (5) Business Days after receipt thereof by any Loan Party or any Restricted Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any instrument, indenture, loan or credit or similar agreement relating to Indebtedness with a principal amount in excess of the Threshold Amount and regarding or related to any breach or default by any party thereto or any other event that could reasonably be expected to materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and, from time to time upon request by the Administrative Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request;

(g)                                  promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any materially adverse restrictions on ownership, occupancy, use or transferability under any Environmental Law;

(h)                                 promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02 or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower shall notify the Administrative Agent and each Lender (by telecopier, facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent.  Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on SyndTrak or another similar electronic system (the “Platform”).

Section 6.03                             Notices.  Promptly notify the Administrative Agent and each Lender:

(a)                                 of the occurrence of any Default or Event of Default known to any Responsible Officer (if such Default or Event of Default is then continuing);

(b)                                 of any matter (other than matters of a general economic or industry-specific nature) that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c)                                  of the occurrence of any ERISA Event;

(d)                                 of any material change in accounting policies or financial reporting practices by the Borrower or any Restricted Subsidiary; and

(e)                                  of the (i) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.06(b)(ii), and (ii) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.06(b)(iv).

Each notice pursuant to this Section 6.03 (other than Section 6.03(e)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

Section 6.04                             Payment of Obligations.  Pay and discharge as the same shall become due and payable, (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Restricted Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, except, in the case of (a) or (b), for such amounts that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 6.05                             Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or Section 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

Section 6.06                             Maintenance of Properties.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

Section 6.07                             Maintenance of Insurance. (a)  Maintain (at its own expense) insurance for its property with financially sound and reputable insurance companies in such amounts, with such limitations or deductibles, against such risks, and in such form as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations; provided, however, that in lieu of any such insurance, the Borrower or any of its Restricted Subsidiaries may maintain a system or systems of self-insurance which are in accord with sound practices of similarly situated corporations of established reputation maintaining such systems and with respect to which the Borrower or such Restricted Subsidiary shall maintain adequate insurance reserves in accordance with GAAP and in accordance with sound actuarial and insurance principles.  All insurance policies covering Collateral shall be endorsed (i) to provide for payment of losses to the Administrative Agent as its interests may appear, (ii) to provide that such policies may not be canceled or reduced or affected in any material manner for any reason without ten (10) days prior notice to the Administrative Agent, and (iii) to provide for any other matters specified in any applicable Collateral Document.  Each Loan Party shall at all times maintain insurance against its liability for injury to persons or property with financially sound and reputable insurers in such amounts, with such limitations or deductibles, against such risks, and in such form as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations.

(b)                                 Reimbursement under any liability insurance maintained by Loan Parties pursuant to this Section 6.07 may be paid directly to the Person who has incurred the liability covered by such insurance.  With respect to any loss involving damage to Collateral, each Loan Party will make or cause to be made the necessary repairs to or replacements of such Collateral, and any proceeds of insurance maintained by each Loan Party pursuant to this Section 6.07 shall be paid to such Loan Party by the Administrative Agent as reimbursement for the costs of such repairs or replacements as such repairs or replacements are made or acquired; provided that Administrative Agent shall be entitled (but not obligated) to retain and apply such proceeds as Collateral during the continuance of any Event of Default.

Section 6.08                             Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 6.09                             Books and Records.  (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Restricted Subsidiary, as the case may be.

Section 6.10                             Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

Section 6.11                             Use of Proceeds.  The Borrower shall apply the proceeds of the Credit Extensions for general corporate purposes, including to provide working capital for the Borrower and its Subsidiaries, the issuance of letters of credit, capital expenditures and acquisitions by the Borrower and its Subsidiaries of oil and gas properties and other assets related to the exploration, production and development of oil and gas properties.

Section 6.12                             Covenant to Guarantee Obligations and Give Security.  (a)  Upon the formation or acquisition of any new direct or indirect wholly-owned Subsidiary (excluding (x) any CFC or any Subsidiary that is held directly or indirectly by a CFC, (y) any Unrestricted Subsidiary and (z) any Immaterial Subsidiary (except that up to 66% of the Equity Interest in a CFC held directly by the Borrower or any Subsidiary, other than a Subsidiary described in clause (x), (y) or (z) above, is subject to pledge as contemplated by clause (ii) below)) by any Loan Party, then the Borrower shall, at the Borrower’s expense:

(i)                                     within 20 days after such formation or acquisition (or such longer period as the Administrative Agent may in its discretion approve), cause such Subsidiary, and cause each direct and indirect parent (except, if applicable, Cholla Pipeline, L.P. or Sagebrush Pipeline, LLC) of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents;

(ii)                                  subject in the case of Oil and Gas Properties to Section 6.12(b), within 30 days after such formation or acquisition (or such longer period as the Administrative Agent may in its discretion approve), cause such Subsidiary and each direct and indirect parent (except, if applicable, Lariat, Cholla Pipeline, L.P. or Sagebrush Pipeline, LLC) of such Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all Pledged Equity in and of such Subsidiary, and other instruments required under the Security Agreement) securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such real and personal properties; provided however, that notwithstanding the foregoing, neither the Borrower nor any Subsidiary will be required to grant a security interest in the Equity Interest of any (i) CFC in excess of 66% of the Equity Interest of such CFC, (ii) Immaterial Subsidiary or (iii) Unrestricted Subsidiary;

(iii)                               subject in the case of Oil and Gas Properties to Section 6.12(b), within 30 days after such formation or acquisition (or such longer period as the Administrative Agent may in its discretion approve), cause such Subsidiary and each direct and indirect parent (except, if applicable, Lariat, Cholla Pipeline, L.P. or Sagebrush Pipeline, LLC) of such Subsidiary (if it has not already done so) to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms; and

(iv)                              within 60 days after such formation or acquisition (or such longer period as the Administrative Agent may in its discretion approve), deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i), (ii) and (iii) above, and as to such other matters as the Administrative Agent may reasonably request.

(b)                                 If the report or certificate delivered under Section 6.01(e) or Section 6.01(f) does not confirm that the Obligations are secured by Liens covering and encumbering at least 80% of the PV9 Pricing of the Proved Reserves attributable to the Engineered Oil and Gas Properties (without taking into account any adjustments for hedging), then (i) within 30 days of the delivery of such report or certificate (or such longer period as may be appropriate in the sole discretion of the Administrative Agent), the Loan Parties that own Engineered Oil and Gas Properties shall execute and deliver mortgages and deeds of trust in form and substance reasonably acceptable to the Administrative Agent, together with such other assignments, conveyances, amendments, agreements and other writings (each duly authorized and executed) and together with such certificates and opinions of counsel with respect thereto, in each case as the Administrative Agent shall deem necessary to grant, evidence and perfect the Liens on such additional properties required by this Section 6.12(b) and (ii) upon the request of the Administrative Agent, which request shall not be made more than once per calendar year so long as no Default, Event of Default or Borrowing Base Deficiency is then continuing, evidence of title reasonably satisfactory to the Administrative Agent with respect to such additional properties, but only to the extent necessary such that the Borrower shall have delivered evidence of title covering Engineered Oil and Gas Properties subject to the Mortgages comprising at least 75% of the total PV9 Pricing of the Proved Reserves attributable to the Engineered Oil and Gas Properties required by this Section 6.12(b) to be subject to the Mortgages; provided, however, that the requirements of this Section 6.12(b) shall not apply to any Oil and Gas Properties as to which the Administrative Agent shall determine in its reasonable discretion, after consultation with the Borrower, that the costs and burden of obtaining such evidence of title are excessive in relation to the value of the benefits afforded thereby.

Section 6.13                             Compliance with Environmental Laws.  Comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all material Environmental Permits necessary for its current operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance in all material respects with the requirements of all applicable Environmental Laws; provided, however, that neither the Borrower nor any of its Restricted Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is not required by applicable Environmental Laws or being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 6.14                             Further Assurances.  Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Restricted Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (ii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Restricted Subsidiaries is or is to be a party, and cause each of its Restricted Subsidiaries to do so.

Section 6.15                             Production Proceeds.  Notwithstanding that, by the terms of the various Mortgages, certain Guarantors and Borrower are and will be assigning to Administrative Agent and Lenders all of the “Production Proceeds” (as defined therein) accruing to the property covered thereby, so long as no Event of Default has occurred such Loan Parties may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Mortgages, which Liens are hereby affirmed and ratified.  Upon the occurrence of an Event of Default, Administrative Agent and Lenders may exercise all rights and remedies granted under the Mortgages, including the right to obtain possession of all Production Proceeds then held by Loan Parties or to receive directly from the purchasers of production all other Production Proceeds.  In no case shall any failure, whether purposed or inadvertent, by Administrative Agent or Lenders to collect directly any such

Production Proceeds constitute in any way a waiver, remission or release of any of their rights under the Mortgages, nor shall any release of any Production Proceeds by Administrative Agent or Lenders to Loan Parties constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Administrative Agent or Lenders to collect other Production Proceeds thereafter.

Section 6.16                             Anti-Corruption, Anti-Terrorism and Anti-Money Laundering Laws.  Conduct its businesses in compliance in all material respects with all applicable anti-corruption laws, applicable anti-terrorism laws and applicable anti-money laundering laws and maintain policies and procedures designed to promote and achieve compliance with such laws.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation owing to any Lender or to the Administrative Agent hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding and not fully Cash Collateralized, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

Section 7.01                             Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)                                 Liens pursuant to any Loan Document;

(b)                                 Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.03(c), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(c);

(c)                                  Liens for taxes and other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)                                 operators’, carriers’, landlords’, suppliers’, workers’, construction, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e)                                  pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation or other liabilities of a like nature, other than any Lien imposed by ERISA;

(f)                                   Liens to secure the performance of bids, trade contracts and leases (other than Indebtedness), licenses, statutory obligations, surety and appeal bonds, performance bonds, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business;

(g)                                  (i) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person and (ii) Immaterial Title Deficiencies;

(h)                                 Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i)                                     Liens on pipelines and pipeline facilities that arise by operation of law or other like Liens arising by operation of law in the ordinary course of business and incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that do not constitute Indebtedness and that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(j)                                    customary contractual Liens under operating lease agreements or which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out and farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the Oil and Gas Business and are for obligations that do not constitute Indebtedness and that are not delinquent or that are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; provided that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such property subject thereto;

(k)                                 Permitted Encumbrances;

(l)                                     Liens existing on assets at the time of acquisition thereof, or Liens existing on assets of any Person at the time such Person became a Subsidiary, which in each case (i) were not created in contemplation thereof and (ii) do not encumber Oil and Gas Properties to be included in the Borrowing Base;

(m)                             UCC financing statements filed in connection with an operating lease under which the Borrower or a Restricted Subsidiary is the lessee;

(n)                                 Liens on assets of Lariat securing obligations of Lariat;

(o)                                 Liens on Oklahoma Properties or Electrical Assets securing Indebtedness permitted by Section 7.03(b) or Section 7.03(c);

(p)                                 Liens on Piñon Field Interests securing Indebtedness permitted by Section 7.03(i);

(q)                                 Liens securing Indebtedness permitted under Section 7.03(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(r)                                    Liens in favor of banking and other financial institutions arising by operation of law or otherwise encumbering deposits held by such banking institution or securities and other financial assets held by such financial institution (in each case including the right of set-off) and which are within the general parameters customary in the banking industry or the securities brokerage industry, as applicable;

(s)                                   Liens not otherwise permitted by this Section 7.01; provided that the aggregate outstanding principal amount of the obligations secured thereby does not exceed (as to the Borrower and its Restricted Subsidiaries) $50,000,000 at any one time; and

(t)                                    Liens to secure Junior Lien Debt; provided that any such Lien granted on any property is only permitted to the extent that it is junior to a valid and enforceable first priority Lien granted on such property to secure the Obligations (subject to the applicable Junior Lien Intercreditor Agreement).

Section 7.02                             Investments.  Make any Investments, except:

(a)                                 Investments held by the Borrower or such Restricted Subsidiary in the form of Cash Equivalents;

(b)                                 advances to officers, directors and employees of the Borrower and Restricted Subsidiaries in an aggregate amount not to exceed $500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c)                                  Investments of the Borrower in any now existing or hereafter acquired wholly-owned Restricted Subsidiary and Investments of any Restricted Subsidiary in the Borrower or in another now existing or hereafter acquired wholly-owned Restricted Subsidiary; provided, however, that (i) in the case of any Investments in Lariat, the aggregate amount of such Investment shall  not exceed (x) $1,000,000 less (y) the aggregate amount of Restricted Payments made to Lariat pursuant to Section 7.06(a) and (ii) in the case of an Investment constituting the acquisition from a third party of a Person which thereby becomes a wholly-owned Restricted Subsidiary, such Investment is permitted pursuant to another clause of this Section 7.02;

(d)                                 Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)                                  Investments in Oil and Gas Properties (or in Persons at least 60% of whose assets consist of Oil and Gas Properties and which become wholly-owned Restricted Subsidiaries pursuant to such Investment);

(f)                                   Guarantees permitted by Section 7.03;

(g)                                  Investments received in connection with bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(h)                                 Investments (including, without limitation, capital contributions) in general or limited partnerships or other types of entities (each a “venture”) entered into by the Borrower or a Restricted Subsidiary with others in the ordinary course of business; provided that (i) any such venture is engaged exclusively in oil and gas exploration, development, production, processing and related activities, including transportation, (ii) the interest in such venture is acquired in the ordinary course of business and on fair and reasonable terms and (iii) the aggregate net amount of such Investments does not exceed $25,000,000 in any fiscal year of the Borrower (exclusive of the value of Oil and Gas Properties contributed as contemplated by Section 7.05(l));

(i)                                     Investments under clause (a) or (c) of the definition thereof in Persons (which become wholly-owned Restricted Subsidiaries pursuant to such Investment) or business units, respectively, in each case whose assets consist solely of oil and gas service business assets, including drilling rigs, workover rigs, drilling fluids and other assets involved in providing services to the oil and gas upstream and midstream segments, which Investments shall not exceed $50,000,000 in the aggregate in any fiscal year of the Borrower;

(j)                                    other Investments not exceeding $50,000,000 in the aggregate in any fiscal year of the Borrower;

(k)                                 Investments for consideration consisting of common stock of the Borrower;

(l)                                     capital stock, promissory notes, and other similar non-cash consideration received by the Borrower or any of its Restricted Subsidiaries in connection with any transaction permitted by Section 7.05;

(m)                             Investments expressly permitted by Section 7.06;

(n)                                 Investments in existence on the Closing Date and, in the case of any Investment in excess of $5,000,000, listed on Schedule 7.02(n), and extensions, renewals, modifications, or restatements or replacements thereof, provided that no such extension, renewal, modification, restatement or replacement shall (i) increase the amount of the original Investment or (ii) adversely affect the interest of the Lenders with respect to such original Investment or the interests of the Lenders under this Agreement and the other Loan Documents in any material respect;

(o)                                 Investments in Royalty Trusts;

(p)                                 Investments in Unrestricted Subsidiaries to the extent resulting from Dispositions permitted by Section 7.05(o); and

(q)                                 subject to satisfaction of the Available Amount Conditions, other Investments not permitted by the foregoing provisions of this Section 7.02 in an amount not to exceed the Available Amount at such time.

Section 7.03     Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                 Indebtedness under the Loan Documents;

(b)                                 Attributable Indebtedness and Synthetic Lease Obligations created in connection with the sale-leaseback of the Oklahoma Properties or the Electrical Assets;

(c)                                  Indebtedness outstanding on the date hereof and listed on Schedule 7.03, including the Existing Notes, and any Permitted Refinancing thereof;

(d)                                 Guarantees of the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Guarantor;

(e)                                  obligations (contingent or otherwise) of the Borrower or any Restricted Subsidiary existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party (other than customary netting arrangements);

(f)                                   Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(q); provided, however, that the aggregate principal amount of all such Indebtedness (other than Indebtedness permitted pursuant to clause (b) above) at any one time outstanding shall not exceed $25,000,000;

(g)                                  Indebtedness of the Borrower or a Restricted Subsidiary owing to the Borrower or a wholly-owned Restricted Subsidiary (other than Lariat);

(h)                                 Indebtedness incurred by Lariat, and Guarantees of the Borrower in respect of such Indebtedness; provided that the principal amount of Indebtedness of Lariat guaranteed by the Borrower pursuant to this subsection (h) or otherwise shall at no time exceed $125,000,000;

(i)                                     Indebtedness incurred to finance investments in the Piñon Field Interest in an aggregate principal amount not exceeding $50,000,000;

(j)                                    other Indebtedness in an aggregate principal amount not to exceed $75,000,000 at any time outstanding;

(k)                                 Indebtedness in respect of surety bonds obtained by the Borrower or a Restricted Subsidiary in the ordinary course of business and supporting other obligations undertaken by the Borrower or a Restricted Subsidiary in the ordinary course of business which other obligations do not constitute Indebtedness;

(l)                                     Indebtedness that constitutes Junior Lien Debt and unsecured Indebtedness not otherwise permitted by this Section 7.03 in an aggregate principal amount for all Indebtedness under this clause (l) not to exceed $1,750,000,000 at any time outstanding; provided that (1) at the time of incurring such Indebtedness (x) no Default has occurred and is then continuing and (y) no Default would result from the incurrence of such Indebtedness after giving effect to the incurrence of such Indebtedness (and any concurrent repayment of Indebtedness with the proceeds of such incurrence), (2) such Indebtedness does not mature and requires no scheduled amortization prior to the 91st day following the Maturity Date, (3) the terms of such Indebtedness are not materially more onerous, taken as a whole, than the terms of this Agreement and the other Loan Documents, (4) if any Person Guarantees such Indebtedness, such Person shall also Guarantee the Obligations by providing a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent and (5) such Indebtedness and any guarantees thereof are otherwise on market terms and conditions for similarly situated companies; and provided further that during any period that any Indebtedness is issued and outstanding in reliance on this subsection (l) in excess of $1,500,000,000, the Borrowing Base shall automatically be reduced by 25% of the principal amount of such Indebtedness;

(m)                             Junior Lien Debt issued as a Permitted Refinancing of the Existing Notes;

(n)                                 Indebtedness of any Person at the time such Person becomes a Restricted Subsidiary of the Borrower, or is merged or consolidated with or into the Borrower or any of its Restricted Subsidiaries, in a transaction permitted by this Agreement, and extensions, renewals, refinancings, refundings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than any increase not exceeding the amount of any fees, premium, if any, and financing costs relating to such refinancing); provided that (i) such Indebtedness (other than any such extension, renewal, refinancing, refunding or replacement) exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of such event, (ii) other than Guarantee obligations permitted by clause (d) of this Section 7.03, neither the Borrower nor any of its other Restricted Subsidiaries shall be liable for such Indebtedness and (iii) the Borrower is in compliance, on a pro forma basis after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, with the covenants contained in Section 7.11;

(o)                                 Indebtedness of the Borrower or any Restricted Subsidiary to the seller representing all or part of the purchase price of an Investment or acquisition permitted hereunder, or assumed by the Borrower or any of its Restricted Subsidiaries in connection therewith, and extensions, renewals, refinancings, refundings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than any increase not exceeding the amount of any fees, premium, if any, and financing costs relating to such refinancing), provided that as to any such assumed Indebtedness, such Indebtedness (other than any extension, renewal, refinancing, refunding or replacement thereof) exists at the time of such acquisition and is not created in contemplation of such event;

(p)                                 Indebtedness arising from judgments or orders in circumstances not constituting an Event of Default under Section 8.01(h);

(q)                                 Indebtedness arising from or representing deferred compensation to employees of the Borrower or its Restricted Subsidiaries that constitute or are deemed to be Indebtedness under GAAP and that are incurred in the ordinary course of business;

(r)                                    Indebtedness arising pursuant to clause (e) of the definition thereof as a result of Liens permitted under Sections 7.01(c), (d), (e), (f) and (k); and

(s)                                   obligations of the Borrower or any Restricted Subsidiary existing or arising under any Treasury Management Services Agreement.

Section 7.04                             Fundamental Changes.  Merge, dissolve, liquidate, amalgamate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)                                 any Restricted Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person or (ii) any one or more other Restricted Subsidiaries, provided that when any wholly-owned Restricted Subsidiary is merging with another Restricted Subsidiary, the continuing or surviving Person shall be a wholly-owned Restricted Subsidiary and provided further that when any Guarantor is merging with another Restricted Subsidiary, the continuing or surviving Person shall be a Guarantor (other than Lariat);

(b)                                 any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary (and thereafter dissolve, liquidate or wind-up its affairs); provided that if the transferor in such a transaction is a wholly-owned Restricted Subsidiary, then the transferee must either be the Borrower or a wholly-owned Restricted Subsidiary; and provided further that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor (other than Lariat);

(c)                                  any Disposition of a Restricted Subsidiary expressly permitted by Section 7.05 may be structured as a merger, consolidation or amalgamation to which such Restricted Subsidiary is a party and as a result of which such Restricted Subsidiary ceases to be a Restricted Subsidiary; and

(d)                                 any Investment expressly permitted by Section 7.02 may be structured as a merger, consolidation or amalgamation; provided that if the Borrower is a party thereto, the Borrower shall be the continuing or surviving Person; and provided further that the continuing or surviving Person shall be the Borrower or a Guarantor (other than Lariat) to the extent required by Section 6.12.

Section 7.05                             Dispositions.  Make any Disposition except:

(a)                                 Dispositions of (i) obsolete or worn out property or assets, whether now owned or hereafter acquired, in the ordinary course of business or (ii) equipment that is no longer useful in the conduct of the business of the Borrower and its Restricted Subsidiaries in the ordinary course of business;

(b)                                 Dispositions of inventory (including Hydrocarbons sold after severance) in the ordinary course of business;

(c)                                  Dispositions of equipment or real property or other assets (other than (x) Oil and Gas Properties or (y) Investments in Restricted Subsidiaries) to the extent that (i) such equipment, property or other asset is exchanged for credit against the purchase price of similar replacement equipment, property or other asset or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement equipment, property, or other assets;

(d)                                 Dispositions of property or assets by any Restricted Subsidiary to the Borrower or to a wholly-owned Restricted Subsidiary or by the Borrower to any wholly-owned Restricted Subsidiary; provided that if the transferor of such property or assets is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor (other than Lariat);

(e)                                  Dispositions permitted by Section 7.04(a) or Section 7.04(b);

(f)                                   Dispositions of Electrical Assets;

(g)                                  (1) Dispositions of Oil and Gas Properties which are sold or otherwise transferred for fair consideration to Persons who are not Affiliates of Borrower, (2) farmouts of undeveloped acreage and assignments in connection with such farmouts or the abandonment, farm-out, exchange or Disposition of Oil and Gas Properties not containing Proved Reserves and (3) Dispositions of Oil and Gas Properties to which no value has been attributed by the Administrative Agent in the most recent determination of the Borrowing Base in the ordinary course of business, provided that (i) no Event of Default exists at the time of and after giving effect to any such sale or other transfer of Collateral (other than Defaults that will be cured upon the application of the proceeds of such sale or other transfer), (ii) the Borrower must first give notice to the Administrative Agent of any such sale, (iii) if the Oil and Gas Properties so sold or transferred, or all equity of the Restricted Subsidiary owning the Oil and Gas Properties so sold or transferred, on a cumulative basis since the then most recent Determination Date, represent more than five percent of the then effective Borrowing Base, the sale or other transfer may not be made until Administrative Agent and the Lenders have made a Special Determination to the extent contemplated by Section 2.05(b)(iv)(A); provided that this clause (iii) shall not apply to (x) Dispositions of any assets of SandRidge Midstream Inc. or the equity interests of SandRidge Midstream Inc. (or any other Person that is, or becomes, the owner solely of the assets of SandRidge Midstream Inc.) and (y) Dispositions otherwise permitted by this Section 7.05(g) if the Administrative Agent and the Lenders have not elected to make a Special Determination as contemplated by Section 2.05(b)(iv)(A) within five Business Days following delivery of the applicable notice referred to in clause (ii) above, (iv) concurrently with such sale or other transfer the Borrower must pay in full any Borrowing Base Deficiency that results from such Special Determination, and (v) for the avoidance of doubt, any Disposition of Oil and Gas Properties pursuant to this Section 7.05(g) may be structured as a Disposition of Equity Interests in a Person, substantially all of whose assets consist of Oil and Gas Properties;

(h)                                 Dispositions of the Equity Interests of SandRidge Midstream Inc. (or any other Person that is, or becomes, the owner solely of the assets of SandRidge Midstream Inc.);

(i)                                     Dispositions of interest in Oil and Gas Properties in respect of Immaterial Title Deficiencies in order to discharge such Immaterial Title Deficiencies or an obligation giving rise thereto;

(j)                                    Dispositions of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(k)                                 Dispositions of Investments made pursuant to Sections 7.02(a), (d) (g) and (m);

(l)                                     Dispositions of Oil and Gas Properties to ventures pursuant to Section 7.02(h); provided that no value was attributed to such Oil and Gas Properties in the then most recent determination of the Borrowing Base;

(m)                             Dispositions of assets to Royalty Trusts, and of Equity Interests in Royalty Trusts;

(n)                                 any Disposition that constitutes an Investment that is permitted pursuant to Section, 7.02(h), Section 7.02(j) or Section 7.02(q); provided that such Dispositions may not consist of any Oil and Gas Properties included in the Borrowing Base;

(o)                                 Dispositions of assets comprising the Loan Parties’ salt water gathering and disposal business, or of equity interests owned by the Borrower or its Restricted Subsidiaries in persons that solely own assets of, and conduct the business of, the Loan Parties’ salt water gathering and disposal business;

(p)                                 Dispositions directly related to any sale-leaseback transaction with respect to the Oklahoma Properties; and

(q)                                 other Dispositions not exceeding $10,000,000 in the aggregate in any fiscal year of the Borrower; provided that such Dispositions may not consist of any Oil and Gas Properties included in the Borrowing Base.

Section 7.06                             Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a)                                 each Restricted Subsidiary may make Restricted Payments to the Borrower, the Guarantors and any other Person that owns an Equity Interest in such Restricted Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted

Payment is being made; provided, however, that in the case of any Restricted Payments to Lariat Services, Inc., the aggregate amount of such Restricted Payments shall not exceed (i) $1,000,000 less (ii) the aggregate amount of Investment in Lariat made pursuant to Section 7.02(c);

(b)                                 the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Qualified Stock of such Person;

(c)                                  the Borrower and each Restricted Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its Qualified Stock;

(d)                                 so long as in each case no Default or Borrowing Base Deficiency exists at the time of such payment or would result therefrom, (i) the Borrower may pay regular semi-annual cash dividends on shares of its 8.5% Convertible Preferred Stock issued prior to October 1, 2009 in an amount not exceeding $8.50 per share per annum; (ii) the Borrower may pay regular semi-annual cash dividends on shares of its 6% Convertible Preferred Stock in an amount not exceeding $6.00 per share per annum; (iii) the Borrower may pay regular semi-annual cash dividends on shares of its 7% Convertible Preferred Stock in an amount not exceeding $7.00 per share per annum; and (iv) so long as after giving effect thereto, Available Borrowing Base is equal to or greater than 15% of the lesser of the Facility Limit or the Aggregate Commitments, the Borrower may pay regular periodic cash dividends on shares of other issues of its preferred stock at the applicable rate specified therefor;

(e)                                  the Borrower and each Restricted Subsidiary may repurchase Equity Interests held by an employee, officer or director (or their estates, trusts, family members or former spouses) upon the death, disability, retirement or termination of employment of the applicable employee, officer or director or pursuant to any benefit or employee plan; provided that the aggregate amount of payments under this clause (e) in any fiscal year of the Borrower shall not exceed $5,000,000; and provided further that any Restricted Payments permitted (but not made) pursuant to this clause (e) in any prior fiscal year may be carried forward to any subsequent fiscal year (subject to an annual cap of no greater than $10,000,000);

(f)                                   in the ordinary course of its business, the Borrower may make Restricted Payments pursuant to and in connection with stock option plans or other benefit plans or arrangements for directors, management, employees or consultants of the Borrower and its Restricted Subsidiaries;

(g)                                  the Borrower and its Restricted Subsidiaries may make Restricted Payments constituting purchases by the Borrower or any of its Restricted Subsidiaries of any other Subsidiary’s capital stock pursuant to a transaction expressly permitted by Section 7.02; and

(h)                                 subject to satisfaction of the Available Amount Conditions, the Borrower and each Restricted Subsidiary may make Restricted Payments not otherwise permitted by this Section 7.06 in an amount not to exceed the Available Amount at such time.

Section 7.07                             Change in Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Restricted Subsidiaries on the date hereof or any business substantially related or incidental thereto.

Section 7.08                             Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (i) transactions between or among the Borrower and any of its wholly-owned Restricted Subsidiaries or between and among any wholly-owned Restricted Subsidiaries or (ii) payment of customary cash and non-cash compensation, including stock option and similar employee benefit plans, to directors and officers on an arm’s length basis.

Section 7.09                             Burdensome Agreements.  After the date of this Agreement, enter into any Contractual Obligation (other than (x) this Agreement or any other Loan Document and (y) Permitted Debt Restrictions) that (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure any of the Loan Documents or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person, or amend any Contractual Obligation existing on the date of this Agreement so as to impose or make more restrictive such a limitation, in each case other than the following: (A) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(b) and Section 7.03(f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or property subject to a Lien permitted hereunder which secures such Indebtedness, (B) Swap Contracts and any Guarantee in respect of such Swap Contracts, (C) any encumbrances or restrictions imposed by reason of customary provisions contained in leases, licenses, joint ventures agreements and similar agreements entered into in the ordinary course of business; (D) any encumbrances or restrictions that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or capital stock not otherwise prohibited by this Agreement; (E) any restrictions regarding licenses or sublicenses by the Borrower and its Restricted Subsidiaries of intellectual property in the ordinary course of business; (F) any restrictions in a Contractual Obligation incurred in the ordinary course of business and on customary terms which prohibit transfer of assets subject of the applicable Contractual Obligation; (G) restrictions on cash or other deposits or net worth imposed by customers, suppliers or, in the ordinary course of business, other third parties; (H) any restrictions contained in agreements related to Indebtedness permitted by Section 7.03(e), (n) or (o); and (I) any restriction contained in a Contractual Obligation relating to property, an interest in which has been Disposed of to a Royalty Trust, in accordance with Section 7.05.

Section 7.10                             Use of Proceeds.  Use the proceeds of any Credit Extension, in violation of Regulation U or X as now and from time to time hereafter in effect.

Section 7.11                             Financial Covenants.

(a)                                 Consolidated First Lien Leverage Ratio.  Permit the Consolidated First Lien Leverage Ratio as of the end of any fiscal quarter of the Borrower exceed 2.00:1.00.

(b)                                 Consolidated Current Ratio.  Permit the Consolidated Current Ratio as of the end of any fiscal quarter of the Borrower to be less than 1.0:1.0.

Section 7.12                             Hedge Transactions  Enter into any Oil and Gas Hedge Transactions which would cause the notional volume of Hydrocarbons for each of crude oil and natural gas, calculated separately, with respect to which a settlement payment is calculated under such Oil and Gas Hedge Transactions (other than basis swaps, floors and puts on volumes hedged pursuant to Swap Contracts) to exceed eighty five percent (85%) of Borrower’s or such Restricted Subsidiary’s production that may reasonably be anticipated to be produced from Proved Reserves during the period from the immediately preceding settlement date (or the commencement of such Hedge Transaction if there is no prior settlement date) to such settlement date.  Notwithstanding the foregoing, the Loan Parties may purchase commodity puts and floors not to exceed one hundred percent (100%) of the reasonably anticipated volume of the oil and gas production of the Loan Parties over the term of such puts and floors. Calculations in respect of the foregoing shall cover production for the immediately following 66 month period and be based on the most recently delivered Engineering Report (subject to certain adjustments as may be required by acquisitions or dispositions made subsequent to the date of such Engineering Report) and any additional information reasonably satisfactory to the Administrative Agent delivered by the Loan Parties to the Administrative Agent subsequent to the publication of the most recently delivered Engineering Report.

Section 7.13                             Sanctions.  Directly or, to the Borrower’s knowledge, indirectly use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity that, at the time of such funding, is the subject of Sanctions, or with or in any country that, at the time of such funding, is a Designated Jurisdiction, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuers, Swing Line Lenders, or otherwise) of Sanctions.

Section 7.14                             Anti-Corruption Laws.  Directly or, to the Borrower’s knowledge, indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010,  or other similar legislation in other jurisdictions.

Section 7.15                             Prepayment of Restricted Debt.

(a)                                 Optionally prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that mandatory payments of principal and interest shall be permitted to the extent permitted by the applicable provisions of the intercreditor agreement applicable thereto; provided that no such mandatory payments shall be made using any funds or proceeds that may otherwise be reinvested by the Borrower), any Principal Debt Obligations or any other Indebtedness permitted under Section 7.03(c) or Section 7.03(l) (collectively, “Restricted Debt”) or make any payment in violation of any terms of any Restricted Debt Documentation, except (i) with the proceeds of any Refinancing Indebtedness in respect thereof, (ii) the conversion of any Restricted Debt to Equity Interests (other than Disqualified Stock) of the Borrower, (iii) the redemption of any Restricted Debt with the Net Cash Proceeds of any offering of Equity Interests (other than Disqualified Stock) of the Borrower and (iv) subject to the satisfaction of the Available Amount Conditions, other prepayments, redemptions, purchases, defeasances and other payments in respect of Restricted Debt in an amount not to exceed the Available Amount at such time.

(b)                                 Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Restricted Debt Documentation without the consent of the Majority Lenders.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

Section 8.01                             Events of Default.  Any of the following shall constitute an Event of Default:

(a)                                 Non-Payment.  The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation; (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder; or (iii) within five Business Days that the same has come due, any other amount payable hereunder or under any other Loan Document; or

(b)                                 Specific Covenants.  The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), Section 6.05(a) (with respect to the Borrower only), Section 6.11 or Section 6.12 or Article 7; or

(c)                                  Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after receipt of written notice from the Administrative Agent of the occurrence of such failure; or

(d)                                 Representations and Warranties.  Any representation, warranty, or certification made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)                                  Cross-Default.  (i) The Borrower or any Restricted Subsidiary (excluding Immaterial Subsidiaries) (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any event of default under such Swap Contract as to which the Borrower or any Restricted Subsidiary (excluding Immaterial Subsidiaries) is the Defaulting Party (as defined in such Swap Contract) and the Swap Termination Value owed by the Borrower or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)                                   Insolvency Proceedings, Etc.  Any Loan Party or any of its Restricted Subsidiaries (excluding Immaterial Subsidiaries) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)                                  Inability to Pay Debts; Attachment.  (i) The Borrower or any Restricted Subsidiary (excluding Immaterial Subsidiaries) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)                                 Judgments.  There is entered against the Borrower or any Restricted Subsidiary (excluding Immaterial Subsidiaries) (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)                                     ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)                                    Invalidity of Loan Documents.  Any material provision of the Loan Documents, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any material provision of the Loan Documents; or any Loan Party denies that it has any material or further liability or obligation under any material provision of the Loan Documents, or purports to revoke, terminate or rescind any material provision of the Loan Documents; or

(k)                                 Change of Control.  There occurs any Change of Control;

(l)                                     Collateral Documents.  Any Collateral Document after delivery thereof pursuant to Section 4.01 or Section 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on any material portion of  the Collateral purported to be covered by the Collateral Documents; or

(m)                             Junior Lien Financing Documentation.  (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “First Lien Obligations” (or any comparable term) under, and as defined in, the Junior Lien Intercreditor Agreement under, and as defined in any Junior Lien Financing Documentation or (ii) the lien subordination provisions set forth in any Junior Lien Financing Documentation shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any Junior Lien Debt, if applicable.

Section 8.02                             Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of Majority Lenders, take any or all of the following actions:

(a)                                 declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)                                 declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)                                  require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)                                 exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03                             Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

(a)                                 First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article 3) payable to the Administrative Agent in its capacity as such;

(b)                                 Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers (including fees and time charges for attorneys who may be employees of any Lender or any L/C Issuer) and amounts payable under Article 3), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

(c)                                  Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

(d)                                 Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, amounts payable under Swap Contracts, amounts payable under Treasury Management Services Agreements, and to the Administrative Agent for the account of each L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders, the L/C Issuers and the Lender Counterparties, in proportion to the respective amounts described in this clause Fourth held by them; and

(e)                                  Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX
ADMINISTRATIVE AGENT

Section 9.01                             Appointment and Authority.

(a)                                 Each of the Lenders and each L/C Issuer hereby irrevocably appoints Royal Bank of Canada to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Except to the extent Sections 9.01(b) and 9.06 expressly contemplate rights of others, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

(b)                                 The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender and potential Lender Counterparty) and each L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article 9 and Article 10 (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02                             Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03                             Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)                                 shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)                                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, in each case as determined in a final, non-appealable judgment by a court of competent jurisdiction.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or an L/C Issuer .

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04                             Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer , the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05                             Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.06                             Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower.  Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (in consultation with the Borrower) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Majority Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Royal Bank of Canada as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and Swing Line Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

Section 9.07                             Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative

Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08                             No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Arranger or Co-Syndication Agents shall have any powers, duties or responsibilities under this Agreement, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer  hereunder.

Section 9.09                             Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.

Section 9.10                             Collateral and Guaranty Matters.  The Lenders and the L/C Issuers irrevocably authorize:

(a)                                 and instruct the Administrative Agent to release (and the following shall automatically be released without any further action on the part of any Person):  any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations, obligations with respect to Swap Contracts and obligations with respect to Treasury Management Services Agreements) and the expiration, termination or Cash Collateralization in full of all Letters of Credit, (ii) which property is Disposed of or to be Disposed of as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, (iii) which property is owned by a Subsidiary at the time it is designated an Unrestricted Subsidiary, or (iv) subject to Section 10.01, if approved, authorized or ratified in writing by the Majority Lenders;

(b)                                 and instruct the Administrative Agent to release (and the following Guarantors shall automatically be released without any further action on the part of any Person): (i) any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder and (ii) any Restricted Subsidiary from its obligations under any Collateral Document upon its designation as an Unrestricted Subsidiary;

(c)                                  the Administrative Agent, at its option and in its discretion to subordinate or release any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i) or Section 7.01(j);

(d)                                 and instruct the Administrative Agent to release (and the following shall automatically be released without any further action on the part of any Person):  any Lien on any property (an interest in which has been Disposed of to a Royalty Trust) granted to or held by the Administrative Agent under any Loan Document if, and when, a Lien on such property is granted in favor of such Royalty Trust; and

(e)                                  the Administrative Agent to, without any further consent of any Lender (other than the consent as to the form of Junior Lien Intercreditor Agreement contemplated by the definition of Junior Lien Intercreditor Agreement), enter into a Junior Lien Intercreditor Agreement with the collateral agent or other representatives of the holders of Indebtedness permitted under Section 7.03 that is intended to be secured on a junior basis to the Liens securing the Obligations, in each case, where such Indebtedness is secured by Liens permitted under Section 7.01. The Administrative Agent may rely exclusively on a certificate of a Responsible Officer of the Borrower as to whether any such other Liens are permitted.  Any Junior Lien Intercreditor Agreement entered into by the Administrative Agent in accordance with the terms of this Agreement shall be binding on the Secured Parties.

Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.  In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

Section 9.11                             Flood Insurance.  The Administrative Agent has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the Flood Insurance Regulations. The Administrative Agent will post on the applicable electronic platform (or otherwise distribute to each lender in the syndicate) documents that it receives, if any, in connection with the Flood Insurance Regulations. However, the Administrative Agent reminds each Lender and Participant in the facility that, pursuant to the Flood Insurance Regulations, each federally regulated lender (whether acting as a Lender or a Participant in the facility) is responsible for assuring its own compliance with the Flood Insurance Regulations.

ARTICLE X
MISCELLANEOUS

Section 10.01                      Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Majority Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)                                 extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(b)                                 postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(c)                                  reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Majority Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(d)                                 change Section 2.14 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender adversely affected thereby;

(e)                                  change any provision of this Section or the definition of “Majority Lenders”, “Required Lenders”, “Applicable Percentage” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

(f)                                   amend, modify or waive this Agreement or the Security Agreement so as to alter the ratable treatment of Obligations arising under the Loan Documents and Obligations arising under Hedge Transactions or the definition of “Lender Counterparty”, “Hedge Transactions”, “Obligations” or “Secured Obligations” in a manner adverse to any Lender Counterparty except with the written consent of each affected Lender Counterparty;

(g)                                  release all or substantially all of the value of the Guaranty without the written consent of each Lender;

(h)                                 amend any provision of Section 2.05(b)(iv), Section 7.03(l) relating to the automatic reduction of the Borrowing Base upon the issuance of Indebtedness or of Section 7.05(g) relating to the sale of Oil and Gas Properties in each case without the written consent of the Required Lenders; or

(i)                                     release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuers under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lenders in addition to the Lenders required above, affect the rights or duties of the Swing Line Lenders under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) Section 10.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except as provided in (a), (b), (c) and (to the extent such Defaulting Lender’s rights are directly and adversely affected thereby) (e) above.

Notwithstanding the foregoing, no Lender consent is required to effect any amendment or supplement to any Junior Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding any holders of Junior Lien Debt, as expressly contemplated by the terms of such Junior Lien Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may  make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

Section 10.02                      Notices; Effectiveness; Electronic Communication.

(a)                                 Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                     if to the Borrower, the Administrative Agent or an L/C Issuer or an Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)                                  if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article 2 if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                                  The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)                                 Change of Address, Etc.  Each of the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lenders may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, each L/C Issuer and each Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)                                  Reliance by Administrative Agent, L/C Issuer and Lenders.  The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03                      No Waiver; Cumulative Remedies.  No failure by any Person to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 10.04                      Expenses; Indemnity; Damage Waiver.

(a)                                 Costs and Expenses.  The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by each L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or any L/C Issuer, in connection with the enforcement of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  No Loan Party will, without the prior written consent of the relevant Indemnitee (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened claim, litigation, investigation or proceeding (any of the foregoing, a “Proceeding”) against an Indemnitee in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such Proceeding and (ii) does not include any statement as to any admission.  Notwithstanding the foregoing, no Loan Party shall be liable for any settlement of any pending or threatened Proceeding effected without the Borrower’s prior written consent (which consent shall not be unreasonably withheld).

(c)                                  Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the applicable L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the applicable L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the applicable L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or applicable L/C Issuer in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).

(d)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(e)                                  Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)                                   Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent, any L/C Issuer and any Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 10.05                      Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the applicable L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.06                      Successors and Assigns.

(a)                                 Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii)                               Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)                               the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and the consent of the L/C Issuers and the Swing Line Lenders (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv)                              Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee per assignment payable by the assignor (subject to Section 10.13(a)) directly to the Administrative Agent in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                                 No Assignment to Borrower.  No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi)                              No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(vii)                           No Assignment to Defaulting Lenders. No such assignment shall be made to a Defaulting Lender.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04, and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                                  Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or Section 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)                                   Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)                                  [reserved].

(h)                                 Special Purpose Funding Vehicles.  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.13(b)(ii).  Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder.  The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $2,500, assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i)                                     Resignation as an L/C Issuer or a Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time an L/C Issuer or Swing Line Lender assigns all of its Commitment and Loans pursuant to subsection (b) above, such L/C Issuer or Swing Line Lender may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as an L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as a Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder (and any such appointment shall be subject to the acceptance of such appointed Lender); provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of the exiting L/C Issuer or Swing Line Lender as L/C Issuer or Swing Line Lender, as the case may be.  If such L/C Issuer resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If such Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of a Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (ii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the exiting L/C Issuer to effectively assume the obligations of exiting L/C Issuer with respect to such Letters of Credit.

Section 10.07                      Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and each L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) to credit rating agencies, the CUSIP Service Bureau and credit insurers, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this

Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as nonpublic and confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to confidential information of a similar nature.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and the substantive terms of this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

Section 10.08                      Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have.  Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.09                      Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.10                      Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.   Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy facsimile, photocopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.  To the extent any inconsistency exists between this Agreement and any other Loan Document, the terms of this Agreement shall be deemed controlling.

Section 10.11                      Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.12                      Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.13                      Replacement of Lenders.  If (i) any Lender requests compensation under Section 3.04, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) any Lender is a Defaulting Lender, or (iv) any Lender is unwilling to approve an increase in the Borrowing Base or other amendment hereto which has been approved by the Required Lenders but requires approval of such Lender to be effective, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)                                 the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b)                                 such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)                                  in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)                                 in the case of an assignment resulting from clause (iv) above, such assignment will result in effectiveness of such increase or amendment; and

(e)                                  such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Assumption necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 10.13.

Section 10.14                      Governing Law; Jurisdiction; Etc.

(a)                                 GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 SUBMISSION TO JURISDICTION.  EACH PARTY HERETO  IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT A PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANOTHER PARTY HERETO OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE

LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.15                      Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.16                      No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, the Arranger and each Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor the Arranger nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, the Arranger or any Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and neither the Administrative Agent nor the Arranger nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Arranger, each Lender and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor the Arranger nor any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative

Agent, the Arranger and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, the Arranger and each Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with the Transaction.

Section 10.17                      USA PATRIOT Act Notice.  Each Lender and each L/C Issuer that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender, L/C Issuer or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.  The Borrower shall promptly provide such additional information and documentation reasonably requested by any Lender, L/C Issuer or the Administrative Agent as may be necessary for such Lender, L/C Issuer or the Administrative Agent to comply with its obligations under the Patriot Act

Section 10.18                      Electronic Execution of Assignments and Certain Other Documents.  The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents)  shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 10.19                      Amendment and Restatement.  It is the intention of each of the parties hereto that the Existing Credit Agreement be amended and restated in its entirety pursuant hereto so as to preserve and continue the perfection and priority of all Liens securing Indebtedness and Obligations under the Existing Credit Agreement and that all Indebtedness and Obligations of the Borrower and the Guarantors (other than Lariat) hereunder shall be secured by the Liens evidenced under the Collateral Documents and that this Agreement does not constitute a novation or termination of the Indebtedness and Obligations existing under the Existing Credit Agreement.  In addition, unless specifically amended hereby, each of the Loan Documents shall continue in full force and effect and that, from and after the Closing Date, all references to the “Credit Agreement” contained therein shall be deemed to refer to this Agreement.  The Lenders hereby authorize the Administrative Agent to amend and restate each of the Security Agreement  and the Guaranty, in form and substance satisfactory to the Administrative Agent in order to, among other things, reflect the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement.

Section 10.20                      Keepwell.  The Borrower absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this guarantee in respect of any Swap Obligation (provided, however, that the Borrower shall only be liable under this Section 10.20 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.20, or otherwise under this guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of the Borrower under this Section 10.20 shall remain in full force and effect until the payment in full of the Obligations and the termination of this Agreement.  The Borrower intends that this Section 10.20 constitute, and this Section 10.20 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SANDRIDGE ENERGY, INC.

By:	/s/ Eddie LeBlanc
Name:	Eddie LeBlanc
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Credit Agreement

ROYAL BANK OF CANADA, as Administrative Agent

By:	/s/ Susan Khokher
Name:	Susan Khokher
Title:	Manager, Agency

Signature Page to Credit Agreement

ROYAL BANK OF CANADA, as a Lender, a Swing Line Lender and an L/C Issuer

By:	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

Signature Page to Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Ann E. Sutton
Name:	Ann E. Sutton
Title:	Director

Signature Page to Credit Agreement

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Henrik Z. Sandström
Name:	Henrik Z. Sandström
Title:	Authorized Signatory

Signature Page to Credit Agreement

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Darlene Arias
Name:	Darlene Arias
Title:	Director

By:	/s/ Denise Bushee
Name:	Denise Bushee
Title:	Associate Director

Signature Page to Credit Agreement

SUNTRUST BANK, as a Lender

By:	/s/ Chulley Bogle
Name:	Chulley Bogle
Title:	Vice President

Signature Page to Credit Agreement

NATIXIS, NEW YORK BRANCH., as a Lender

By:	/s/ Louis P. Laville, III
Name:	Louis P. Laville, III
Title:	Managing Director

By:	/s/ Vikram Nath
Name:	Vikram Nath
Title:	Vice President

Signature Page to Credit Agreement

CITIZENS BANK, N.A., as a Lender

By:	/s/ Scott Donaldson
Name:	Scott Donaldson
Title:	Senior Vice President

Signature Page to Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael Higgins
Name:	Michael Higgins
Title:	Director

Signature Page to Credit Agreement

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:	/s/ Rebecca Kratz
Name:	Rebecca Kratz
Title:	Authorized Signatory

Signature Page to Credit Agreement

NEXTERA ENERGY POWER MARKETING, LLC, as a Lender

By:	/s/ Lawrence Silverstein
Name:	Lawrence Silverstein
Title:	Senior Vice President and Managing Director

Signature Page to Credit Agreement

MACQUARIE BANK LIMITED, as a Lender

By:	/s/ Andrew Gates
Name:	Andrew Gates
Title:	Division Director

By:	/s/ Lisa Knowles
Name:	Lisa Knowles
Title:	Division Director

Signature Page to Credit Agreement

SCHEDULE 1.01A

EXISTING SWAP OBLIGATIONS

(Continued on next page)

Date	SandRidge Entity	Counterparty	Type	Term	Volume	Confirm Number
9/18/2013	SandRidge Energy, Inc.	Bank of America	Crude Oil	Jan15-June15	180,000	19314801
10/8/2013	SandRidge Energy, Inc.	Bank of America	Crude Oil	Jan15-Sept15	244,000	19679600
10/14/2013	SandRidge Energy, Inc.	Bank of America	Crude Oil	Jan15-Sept15	366,000	19739055
8/29/2011	SandRidge Energy, Inc.	Barclays	Crude Oil	Cal 15	428,000	27235861
9/6/2013	SandRidge Energy, Inc.	Goldman Sachs	Crude Oil	Jan15-June15	60,000	4071757698-1-1/4071752578-1-1
8/29/2011	SandRidge Energy, Inc.	Scotia	Crude Oil	Cal 15	428,000	225860
8/20/2012	SandRidge Energy, Inc.	Citibank	Crude 3-Way Collar	Cal 15	214,000	24315834/24315835/24315836
8/22/2012	SandRidge Energy, Inc.	Citibank	Crude 3-Way Collar	Cal 15	214,000	12868594/12868595/12868596
9/6/2012	SandRidge Energy, Inc.	Citibank	Crude 3-Way Collar	Cal 15	214,000	13004727/13004728/13004729
5/23/2014	SandRidge Energy, Inc.	Citibank	Crude 3-Way Collar	Jul15-Dec15	184,000	10254789/10254790/10254792
6/25/2014	SandRidge Energy, Inc.	Citibank	Crude 3-Way Collar	Jul15-Dec15	368,000	20258359
6/13/2014	SandRidge Energy, Inc.	Goldman Sachs	Crude 3-Way Collar	Jul15-Dec15	184,000	408987955411
8/1/2013	SandRidge Energy, Inc.	JP Morgan	Crude 3-Way Collar	Cal 15	428,000	O1ZB/O1ZC/O1ZE
8/24/2012	SandRidge Energy, Inc.	JP Morgan	Crude 3-Way Collar	Cal 15	642,000	48187441/48187653
7/16/2014	SandRidge Energy, Inc.	Scotia	Crude 3-Way Collar	Jul15-Dec15	368,000	1268747/1268757/1268754

7/21/2014	SandRidge Energy, Inc.	Scotia	Crude 3-Way Collar	Jul15-Dec15	552,000	1272698/1272699/1272700
3/4/2011	SandRidge Energy, Inc.	Wells Fargo	SDT Oil	Cal 15	195,810	4327568
3/11/2011	SandRidge Energy, Inc.	Wells Fargo	SDT Oil	Cal 15	78,324	4327567
4/17/2014	SandRidge Energy, Inc.	Barclays	SDR Oil	Cal 15	160,500	36546606
2/6/2014	SandRidge Energy, Inc.	Morgan Stanley	Gas Swap	Cal 15	3,680,000	F14365656-1
2/2/2015	SandRidge Energy, Inc.	Barclays	Gas PEPL Basis	Mar15-Dec15	3,680,000	38930376
12/18/2014	SandRidge Energy, Inc.	Goldman Sachs	Gas PEPL Basis	Cal 15	3,680,000	3797116792-1-1
1/16/2015	SandRidge Energy, Inc.	Goldman Sachs	Gas PEPL Basis	Feb15-Dec15	1,840,000	379908310911
1/30/2015	SandRidge Energy, Inc.	Goldman Sachs	Gas PEPL Basis	Mar15-Dec15	3,680,000	379998488811
12/15/2014	SandRidge Energy, Inc.	Morgan Stanley	Gas PEPL Basis	Cal 15	3,680,000	F16301451-1
1/14/2015	SandRidge Energy, Inc.	Morgan Stanley	Gas PEPL Basis	Feb15-Dec15	3,680,000	F16358123-1/F16358664-1
2/10/2015	SandRidge Energy, Inc.	Morgan Stanley	Gas PEPL Basis	Mar15-Dec15	3,680,000	F16415284-1
12/10/2014	SandRidge Energy, Inc.	Scotia	Gas PEPL Basis	Cal 15	3,680,000	1415042
2/11/2015	SandRidge Energy, Inc.	Scotia	Gas PEPL Basis	Mar15-Dec15	3,680,000	1463275
12/22/2010	SandRidge Energy, Inc.	Wells Fargo	SDT Gas Collar	Cal 15	509,128	4327595/4327594
9/18/2014	SandRidge Energy, Inc.	Barclays	Crude Oil	Cal 16	1,098,000	37822586
9/25/2014	SandRidge Energy, Inc.	Citibank	Crude Oil	Cal 16	366,000	21668487
9/26/2014	SandRidge Energy, Inc.	Bank of America	Crude 3-Way Collar	Cal 16	366,000	22950234/22950240/22950286
9/26/2014	SandRidge Energy, Inc.	Bank of America	Crude 3-Way Collar	Cal 16	366,000	22945467/22945469/22945482

7/21/2014	SandRidge Energy, Inc.	Citibank	Crude 3-Way Collar	Jan16-Jun16	546,000	21766196/21766197/21766198
7/25/2014	SandRidge Energy, Inc.	Goldman Sachs	Crude 3-Way Collar	Cal 16	732,000	409185418311
7/24/2014	SandRidge Energy, Inc.	Scotia	Crude 3-Way Collar	Jan16-Jun16	546,000	1272698/1272699/1272700
3/23/2015	SandRidge Energy, Inc.	Macquarie	Gas PEPL Basis	Cal 16	3,660,000	HH 13779174
3/17/2015	SandRidge Energy, Inc.	Scotia	Gas PEPL Basis	Cal 16	7,320,000	1487797

SCHEDULE 1.01B

EXISTING TREASURY MANAGEMENT SERVICES AGREEMENTS

Master Agreement for Treasury Management Services between SandRidge Energy, Inc. and Wells Fargo Bank, N.A. (“Wells Fargo”) and/or the Wells Fargo bank through which the services are provided.

SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Royal Bank of Canada	$140,000,000	14.00%
Barclays Bank PLC	$140,000,000	14.00%
Morgan Stanley Bank, N.A.	$140,000,000	14.00%
UBS AG, Stamford Branch	$110,000,000	11.00%
SunTrust Bank	$110,000,000	11.00%
Natixis, New York Branch	$110,000,000	11.00%
Citizens Bank, N.A.	$110,000,000	11.00%
Capital One, National Association	$110,000,000	11.00%
Goldman Sachs Lending Partners LLC	$10,000,000	1.00%
NextEra Energy Power Marketing, LLC	$10,000,000	1.00%
Macquarie Bank Limited	$10,000,000	1.00%
Total:	$1,000,000,000	100.000000000%

SCHEDULE 2.01S

SWING LINE COMMITMENTS

Lender	Commitment	Applicable Percentage
Royal Bank of Canada	$50,000,000	100.00%
Total:	$50,000,000	100.00%

SCHEDULE 5.03

GOVERNMENTAL AUTHORIZATIONS

None.

SCHEDULE 5.06

LITIGATION

None.

SCHEDULE 5.09

ENVIRONMENTAL MATTERS

None.

SCHEDULE 5.13

SUBSIDIARIES,
OTHER EQUITY INVESTMENTS
AND LOAN PARTY INFORMATION

(Continued on next page)

SCHEDULE 5.13

PART A AND PART B - all Subsidiaries and Equity Interests of Loan Parties

Company Name	Address	City/ State/ Zip	Jurisdiction	FEIN	SandRidge Ownership (owner — percentage)

SandRidge Energy, Inc. (SD)	123 Robert S. Kerr Avenue	Oklahoma City, OK 73102	Delaware	20-8084793

SUBSIDIARY ENTITIES:

4th Street Properties, LLC	123 Robert S. Kerr Avenue	Oklahoma City, OK 73102	Oklahoma	n/a	REALTY - 100%

Black Bayou Exploration, L.L.C.	123 Robert S. Kerr Avenue	Oklahoma City, OK 73102	Louisiana	20-4790561	SD - 100%

Braniff Restaurant Holdings, LLC	123 Robert S. Kerr Avenue	Oklahoma City, OK 73102	Oklahoma	61-1682453	REALTY - 100%

CEBA Midstream, LP	123 Robert S. Kerr Avenue	Oklahoma City, OK 73102	Delaware	30-0827252	SDE&P - 99% SDMMGP - 1%

Cornhusker Energy, L.L.C.	123 Robert S. Kerr Avenue	Oklahoma City, OK 73102	Oklahoma	73-1474609	SD - 100%

FAE Holdings 389322R, LLC	123 Robert S. Kerr Avenue	Oklahoma City, OK 73102	Oklahoma	n/a	SD - 100%

Integra Energy, L.L.C. (IEL)	123 Robert S. Kerr Avenue	Oklahoma City, OK 73102	Texas	75-2887527	SDE&P - 100%

Cholla Pipeline, L.P.	123 Robert S. Kerr Avenue	Oklahoma City, OK 73102	Texas	26-0025092	SDMI - 62.5716% IEL - 36.1427%

Lariat Services, Inc. (LSI)	123 Robert S. Kerr Avenue	Oklahoma City, OK 73102	Texas	75-2500702	SD - 100%

MidContinent Resources, LLC	123 Robert S. Kerr Avenue	Oklahoma City, OK 73102	Texas	20-0096928	SD - 100%

Mistmada Oil Company, Inc.	123 Robert S. Kerr Avenue	Oklahoma City, OK 73102	Oklahoma	73-1393032	SD - 100%

Company Name	Address	City/ State/ Zip	Jurisdiction	FEIN	SandRidge Ownership (owner — percentage)

Sabino Exploration, LLC	123 Robert S. Kerr Avenue	Oklahoma City, OK 73102	Texas	20-5931929	SD - 100%

SandRidge CO2, LLC	123 Robert S. Kerr Avenue	Oklahoma City, OK 73102	Texas	76-0547903	SD - 100%

SandRidge Exploration and Production, LLC (SDE&P)	123 Robert S. Kerr Avenue	Oklahoma City, OK 73102	Delaware	87-0776535	SDHI -100%

SandRidge Mississippian Trust I	919 Congress Avenue, Suite 500	Austin, TX 78701	Delaware	27-6990649	SDE&P - 26.885939% of Common Units

SandRidge Permian Trust	919 Congress Avenue, Suite 500	Austin, TX 78701	Delaware	45-6276683	SDE&P - 0% of Common Units SDE&P - 100% of Subordinated Units

SandRidge Mississippian Trust II	919 Congress Avenue, Suite 500	Austin, TX 78701	Delaware	30-0709968	SDE&P - 16.742081% of Common Units SDE&P - 100% of Subordinated Units

SandRidge Gathering LLC	123 Robert S. Kerr Avenue	Oklahoma City, OK 73102	Delaware	n/a	SDE&P - 100%

SandRidge Holdings, Inc. (SDHI)	123 Robert S. Kerr Avenue	Oklahoma City, OK 73102	Delaware	20-5878401	SD - 100%

SandRidge Midcon Midstream GP, LLC (SDMMGP)	123 Robert S. Kerr Avenue	Oklahoma City, OK 73102	Delaware	46-5390511	SDE&P - 100%

SandRidge Midstream, Inc. (SDMI)	123 Robert S. Kerr Avenue	Oklahoma City, OK 73102	Texas	75-2541148	SD - 100%

Sagebrush Pipeline, LLC	123 Robert S. Kerr Avenue	Oklahoma City, OK 73102	Colorado	20-1550515	SDMI - 73.80881%

SandRidge Operating Company (SDOC)	123 Robert S. Kerr Avenue	Oklahoma City, OK 73102	Texas	75-2541245	SD - 100%

SandRidge Realty, LLC (REALTY)	123 Robert S. Kerr Avenue	Oklahoma City, OK 73102	Oklahoma	26-0586079	SD - 100%

Company Name	Address	City/ State/ Zip	Jurisdiction	FEIN	SandRidge Ownership (owner — percentage)

Sierra Madera CO2 Pipeline, LLC	123 Robert S. Kerr Avenue	Oklahoma City, OK 73102	Texas	47-0881558	SD - 100%

WTO Gas Gathering Company, LLC	123 Robert S. Kerr Avenue	Oklahoma City, OK 73102	Texas	n/a	SD - 100%

PART C - LOAN PARTIES INFORMATION

Company Name	Address	Jurisdiction of Organization	FEIN

SandRidge Energy, Inc.	123 Robert S. Kerr Avenue Oklahoma City, OK 73102	Delaware	20-8084793

SandRidge Exploration and Production, LLC	123 Robert S. Kerr Avenue Oklahoma City, OK 73102	Delaware	87-0776535

SandRidge Gathering LLC	123 Robert S. Kerr Avenue Oklahoma City, OK 73102	Delaware	n/a

SandRidge Holdings, Inc.	123 Robert S. Kerr Avenue Oklahoma City, OK 73102	Delaware	20-5878401

SandRidge Midstream, Inc.	123 Robert S. Kerr Avenue Oklahoma City, OK 73102	Texas	75-2541148

SandRidge Operating Company	123 Robert S. Kerr Avenue Oklahoma City, OK 73102	Texas	75-2541245

Integra Energy, L.L.C	123 Robert S. Kerr Avenue Oklahoma City, OK 73102	Texas	75-2887527

Lariat Services, Inc.	123 Robert S. Kerr Avenue Oklahoma City, OK 73102	Texas	75-2500702

SCHEDULE 5.22

SALE OF PRODUCTION

(Continued on next page)

SCHEDULE 5.22

TYPE OF AGREEMENT	DATE	SANDRIDGE ENTITY	OTHER PARTY	TERM	NOTES

MID-CON

Crude Oil Purchase Contract	2/3/2012	SandRidge Exploration and Production, LLC	Plains Marketing, LP	10 years
Gas Purchase Contract	10/1/2011, Amended 6/1/2014	SandRidge Exploration and Production, LLC	DCP Midstream, LP	15 years	K# NHC 0517-000
Gas Purchase Agreement	12/27/2012, Effective 1/1/2013	SandRidge Exploration and Production, LLC	Targa Pipeline Mid-Continent WestOK LLC (FKA Atlas Pipeline Mid-Continent WestOK, LLC)	5 years	K# 8570

PERMIAN

Gas Purchase Contract	1/1/2011 Amended 1/1/2012	SandRidge Exploration and Production, LLC	DCP Midstream, LP	10 years	FUL 0600-00R
Lease Connection Agreement	9/3/2009	SandRidge Exploration and Production, LLC (FKA Arena Resources Inc.)	Enterprise Crude Oil LLC (FKA Teppco Crude Pipeline, LLC)	10 years

Gas Treating and CO2 Delivery Agreement	6/29/2008	SandRidge Exploration and Production, LLC	Oxy USA Inc.	12/31/2040	Century Plant
Interconnect & Operating Agreement	10/22/2009	SandRidge Exploration and Production, LLC	Enterprise Texas Pipeline LLC	10 years	Century Plant Residue
Gas Gathering Agreement	6/30/2009	SandRidge Exploration and Production, LLC	Pinon Gathering Company, LLC	20 years	Pinon Gathering
Gathering and Natural Gas Services Agreement	11/1/2007 Amended 12/1/2008	SandRidge Energy, Inc.	ETC Texas Pipeline, LTD.	12/31/2027	Sweet Gas Gathering
Intrastate Natural Gas Transportation Service Agreement	11/1/2007 Amended 12/1/2008	SandRidge Energy, Inc.	Oasis Pipeline, L.P.	12/31/2027	028-77610-02-101 Sweet Gas Short Haul
Interruptible Natural Gas Transportation Service Agreement 028-77610-02-204	8/1/2009	SandRidge Energy, Inc.	Oasis Pipeline, L.P.	10 Years	First 5 years: 77,067 MMBtu/d Second 5 years: 51,336 MMBtu/d
Firm Natural Gas Transportation Service Agreement 77610-02-200	8/1/2009	SandRidge Energy, Inc.	Energy Transfer Fuel, LP	10 Years	First 5 years: 76,078 MMBtu/d Second 5 years: 50,677 MMBtu/d
Interruptible Natural Gas Transportation Service Agreement 776100201	8/1/2009	SandRidge Energy, Inc.	Houston Pipeline Company LP	10 Years	First 5 years: 75,750 MMBtu/d Second 5 years: 50,500 MMBtu/d
FTS Transport Agreement 553498	8/1/2009	SandRidge Energy, Inc.	MidContinent Express Pipeline LLC	10 Years	First 5 years: 75,000 MMBtu/d Second 5 years: 50,000 MMBtu/d

GAS IMBALANCES			OPERATOR	SD NET MCF OVER RESERVES	ESTIMATED $ LIABILITY OVER RESERVES

Bertha 13-1	12/31/2014	SandRidge Exploration and Production, LLC	Apache Corp.	340,924 MCF	Imbalance in Excess (Over) Reserves Report $480,702.84
Bollinger 22-1	12/31/2014	SandRidge Exploration and Production, LLC	Blake Production	176,229 MCF	Imbalance in Excess (Over) Reserves Report $230,859.99
Koerner 1-24	12/31/2014	SandRidge Exploration and Production, LLC	Operated/SandRidge E & P, LLC	70,652 MCF	Imbalance in Excess (Over) Reserves Report $140,159.44

SCHEDULE 7.01

EXISTING LIENS

None.

SCHEDULE 7.02(n)

EXISTING INVESTMENTS

SandRidge Midstream, Inc. owns a 73.80881% interest in Sagebrush Pipeline, LLC.

SCHEDULE 7.03

EXISTING INDEBTEDNESS

	Outstanding Principal Amount as of June 10, 2015
8.75% Senior Notes Due 2020 - $450MM	$445.7	*
7.5% Senior Notes Due 2021 - $1,175MM	$1,149.3	**
8.125% Senior Notes Due 2022 - $750MM	$729.0
7.5% Senior Notes Due 2023 - $825MM	$821.7	*

* Notes issued at discount. Outstanding balance net of discount.

** Includes a premium paid to the Borrower in connection with the issuance of the notes.

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES

BORROWER:

SandRidge Energy, Inc.

123 Robert South Kerr Avenue

Oklahoma City, OK 73102

Attention: Executive Vice President and Chief Financial Officer

Telephone: 405-429-5500

Telecopier: 405-429-5977

Electronic Mail:  eleblanc@sandridgeenergy.com

Website Address:  www.sandridgeenergy.com

U.S. Taxpayer Identification Number: 20-8084793

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

20 King Street West, 4th Floor

Toronto, Ontario M5K 1C4

Attention:	Manager, Agency Services Group
Fax:	416-842-4023

Rec. Bank:	JP Morgan Chase Bank, New York
ABA:	021000021
Swift:	CHASUS33
Acct with:	Royal Bank of Canada New York
Acct:	9201033363
Swift:	ROYCUS3X
Benf:	RBCCM AGENCY SERVICES
Acct:	012692937464
Address:	200 VESEY STREET
NEW YORK, NY 10281
Ref:	SandRidge Energy, Inc.

Other Notices as Administrative Agent:

20 King Street West, 4th Floor

Toronto, Ontario M5K 1C4

Attention:	Manager, Agency Services
Fax:	416-842-4023

L/C ISSUER:

Royal Bank of Canada

200 Vesey Street, 5th Floor

New York, New York 10281-8098

Attention: Credit Administration

Fax: (212) 428-3015

SWING LINE LENDER:

Swing Line Lender Address:

Royal Bank of Canada, New York Branch

Global Loans Administration, NY

Three World Financial Center

200 Vesey Street

New York, NY 10281-8098

Attention:  Manager  - Global Loans Administration

Fax No:   212-428-2372

Pay:	JP Morgan Chase Bank
ABA#	021000021
Account #	920-1-033363
For further credit to:	RBC NY Loans Department
Account#	2185999

Ref:	SandRidge Energy, Inc.